Filed Pursuant to Rule 424(b)(2)
Registration No. 333-249743

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
2.450% Notes due February 4, 2032	$1,750,000,000	99.895%	$1,748,162,500	$190,724.53
3.400% Notes due February 4, 2041	$1,500,000,000	99.441%	$1,491,165,000	$162,686.10
3.700% Notes due February 4, 2051	$1,250,000,000	99.265%	$1,240,812,500	$135,372.64
4.000% Notes due February 4, 2061	$1,000,000,000	99.190%	$991,900,000	$108,216.29

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. The total registration fee due for this offering is $596,999.56.
(2)	Paid herewith.

Prospectus Supplement to Prospectus dated October 30, 2020

Altria Group, Inc.

$1,750,000,000 2.450% Notes due 2032

$1,500,000,000 3.400% Notes due 2041

$1,250,000,000 3.700% Notes due 2051

$1,000,000,000 4.000% Notes due 2061

Guaranteed by

Philip Morris USA Inc.

The notes due 2032 (the “2032 notes”) will mature on February 4, 2032, the notes due 2041 (the “2041 notes”) will mature on February 4, 2041, the notes due 2051 (the “2051 notes”) will mature on February 4, 2051 and the notes due 2061(the “2061 notes” and, together with the 2032 notes, the 2041 notes and the 2051 notes, the “notes”) will mature on February 4, 2061. Interest on the 2032 notes is payable semiannually on February 4 and August 4 of each year, beginning August 4, 2021. Interest on the 2041 notes is payable semiannually on February 4 and August 4 of each year, beginning August 4, 2021. Interest on the 2051 notes is payable semiannually on February 4 and August 4 of each year, beginning August 4, 2021. Interest on the 2061 notes is payable semiannually on February 4 and August 4 of each year, beginning August 4, 2021. We may, at our option, redeem the notes of each series, in whole or in part, at the redemption prices, plus accrued and unpaid interest, described under “Description of Notes—Optional Redemption.” We may also redeem the notes of each series prior to maturity if specified events occur involving United States federal income taxation. See “Description of Notes—Redemption for Tax Reasons.” If we experience a change of control triggering event with respect to the notes of a series, we will be required to offer to repurchase such notes from holders at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Repurchase Upon Change of Control Triggering Event.”

The notes will be our senior unsecured obligations and will rank equally with all of our other existing and future senior unsecured indebtedness. Each series of notes will be guaranteed by our wholly owned subsidiary, Philip Morris USA Inc. The guarantee will rank equally with all of Philip Morris USA Inc.’s existing and future senior unsecured indebtedness and guarantees from time to time outstanding. The notes will be denominated in U.S. dollars and issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price		Underwriting Discount		Proceeds to Us (before expenses)
	Per Note	Total	Per Note	Total	Per Note	Total
2.450% Notes due 2032	99.895%	$1,748,162,500	0.650%	$11,375,000	99.245%	$1,736,787,500
3.400% Notes due 2041	99.441%	$1,491,165,000	0.750%	$11,250,000	98.661%	$1,479,915,000
3.700% Notes due 2051	99.265%	$1,240,812,500	0.875%	$10,937,500	98.390%	$1,229,875,000
4.000% Notes due 2061	99.190%	$991,900,000	1.000%	$10,000,000	98.190%	$981,900,000

Combined Total		$5,472,040,000		$43,562,500		$5,428,477,500

The public offering prices set forth above do not include accrued interest. Interest on the notes of each series will accrue from February 4, 2021.

The underwriters expect to deliver the notes of each series through the facilities of The Depository Trust Company, including its participants Clearstream Banking, société anonyme, or Euroclear Bank SA/NV, as operator of the Euroclear System, against payment in New York, New York on or about February 4, 2021.

Joint Book-Running Managers

Credit Suisse	Deutsche Bank Securities	Mizuho Securities	Morgan Stanley

Senior Co-Managers

Barclays	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan
Santander	Scotiabank	US Bancorp	Wells Fargo Securities

Co-Managers

Academy Securities	IMI - Intesa Sanpaolo	Loop Capital Markets
PNC Capital Markets LLC		Siebert Williams Shank

Prospectus Supplement dated February 1, 2021

PROSPECTUS SUPPLEMENT

PROSPECTUS

We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, any related free writing prospectus and the attached prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If the information varies between this prospectus supplement and the attached prospectus, the information in this prospectus supplement supersedes the information in the attached prospectus. We are not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus supplement, any related free writing prospectus or the attached prospectus, nor any sale made hereunder and thereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date of this prospectus supplement, any related free writing prospectus or the attached prospectus, regardless of the time of delivery of such document or any sale of securities offered hereby or thereby, or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

The distribution of this prospectus supplement and the attached prospectus and the offering or sale of the notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the attached prospectus come are required by us and the underwriters to inform themselves about, and to observe, any applicable restrictions. This prospectus supplement and the attached prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Offering Restrictions” in this prospectus supplement.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these

S-i

purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been, or will be, prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the attached prospectus have been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. Neither this prospectus supplement nor the attached prospectus is a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, “FSMA”) and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Additionally, for these purposes, “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

This prospectus supplement and attached prospectus are only being distributed to, and are only directed at, persons in the UK that are qualified investors as defined in the Prospectus Regulation and that are also (1) investment professionals falling within Article 19(5) of FSMA (Financial Promotion) Order 2005 (as amended, the “Order”) or (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “Relevant Person”). This prospectus supplement and attached prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement and/or attached prospectus or any of their contents.

This prospectus supplement and attached prospectus have not been approved for the purposes of Section 21 of the FSMA by a person authorized under FSMA. This prospectus supplement and the attached prospectus are being distributed and communicated to persons in the UK only in circumstances in which Section 21(1) of FSMA does not apply.

The notes are not being offered or sold to any person in the UK except in circumstances which will not result in an offer of securities to the public in the UK within the meaning of Part VI of FSMA.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration

S-ii

Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

S-iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement contains the terms of this offering of notes. This prospectus supplement, or the information incorporated by reference, may add, update or change information in the attached prospectus. If information in this prospectus supplement, or the information incorporated by reference in this prospectus supplement, is inconsistent with the attached prospectus, this prospectus supplement, or the information incorporated by reference in this prospectus supplement, will apply and will supersede that information in the attached prospectus.

It is important for you to read and consider all information contained in this prospectus supplement, the attached prospectus and any related free writing prospectus in making your investment decision. You should also read and consider the information in the documents we have referred you to under “Documents Incorporated by Reference” in this prospectus supplement and under “Where You Can Find More Information” in the attached prospectus.

Trademarks and servicemarks in this prospectus supplement and the attached prospectus appear in italic type and are the property of Altria or our subsidiaries or are used with permission.

References in this prospectus to “Altria,” the “company,” “we,” “us” and “our” refer to Altria Group, Inc. and its subsidiaries, unless otherwise specified or unless otherwise required. References to “PM USA” refer to Philip Morris USA Inc., a wholly owned subsidiary of Altria.

References in this prospectus supplement to “$,” “dollars” and “U.S. dollars” are to the currency of the United States of America. All financial data included or incorporated by reference in this prospectus supplement have been presented in accordance with accounting principles generally accepted in the United States of America.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Some of the information included or incorporated by reference in this prospectus supplement and the attached prospectus contains forward-looking statements. You can identify these forward-looking statements by use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “forecasts,” “intends,” “projects,” “goals,” “objectives,” “guidance,” “targets” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans, estimates and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Should known or unknown risks or uncertainties materialize, or should underlying estimates or assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements and whether to invest in or remain invested in the notes. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors in this prospectus supplement and in the documents incorporated by reference that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in, or implied by, any forward-looking statements made by us; any such statement is qualified by reference to these cautionary statements. We elaborate on these and other risks we face in this prospectus supplement and in the documents incorporated by reference. The impact of the COVID-19 pandemic depends on factors beyond our knowledge or control, including the duration and severity of the outbreak and actions taken to contain its spread and mitigate the public health effects. The impact of the COVID-19 pandemic may heighten the potential risks to our and our investees’ businesses, consolidated results of operations, cash flows or financial position described in the risk factors contained in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider risks discussed in this prospectus supplement and in the documents incorporated by reference to be a complete discussion of all potential risks or uncertainties. We do not undertake to update any forward-looking statement that we may make from time to time except as required by applicable law.

SUMMARY

The Company

We are a holding company incorporated in the Commonwealth of Virginia in 1985. Our wholly owned subsidiaries include PM USA, which is engaged in the manufacture and sale of cigarettes in the United States (including super premium cigarettes previously manufactured and sold by Sherman Group Holdings, LLC and its subsidiaries); John Middleton Co., which is engaged in the manufacture and sale of machine-made large cigars and pipe tobacco and is a wholly owned subsidiary of PM USA; UST LLC, which through its wholly owned subsidiaries, including U.S. Smokeless Tobacco Company LLC and Ste. Michelle Wine Estates Ltd. (“Ste. Michelle”) is engaged in the manufacture and sale of moist smokeless tobacco products, snus products and wine; and Philip Morris Capital Corporation, which maintains a portfolio of finance assets, substantially all of which are leveraged leases. In addition, at December 31, 2020, we owned an 80% interest in Helix Innovations LLC, which is engaged in the manufacture and sale of oral nicotine pouches. Our other wholly owned subsidiaries include Altria Group Distribution Company, which provides sales and distribution services to certain of our operating subsidiaries, and Altria Client Services LLC, which provides various support services in areas such as legal, regulatory, consumer engagement, finance, human resources and external affairs to us and our subsidiaries.

Our access to the operating cash flows of our wholly owned subsidiaries consists of cash received from the payment of dividends and distributions, and the payment of interest on intercompany loans by our subsidiaries. At December 31, 2020, our significant wholly owned subsidiaries were not limited by contractual obligations in their ability to pay cash dividends or make other distributions with respect to their equity interests. In addition, at December 31, 2020, we had a 10.0% ownership interest in Anheuser-Busch InBev SA/NV (“ABI”), a 35% ownership interest in JUUL Labs, Inc. and a 43.5% ownership interest in Cronos Group Inc.

The brand portfolios of our tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal® and on!®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™ and Villa Maria Estate™ products in the United States.

Our principal executive offices are located at 6601 West Broad Street, Richmond, Virginia 23230, our telephone number is (804) 274-2200 and our website is www.altria.com. The information contained in, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus supplement.

Recent Developments

Tender Offers

On February 1, 2021, we commenced cash tender offers (the “tender offers”) to purchase (i) up to $500,000,000 aggregate purchase price in respect of our 2.850% notes due 2022 and 2.950% notes due 2023, (ii) up to $1,000,000,000 aggregate purchase price in respect of our 4.000% notes due 2024 and 3.800% notes due 2024, (iii) up to $500,000,000 aggregate purchase price in respect of our 4.400% notes due 2026, 2.625% notes due 2026 and 2.350% notes due 2025, (iv) up to $1,200,000,000 aggregate purchase price in respect of our 4.800% notes due 2029 and (v) up to $450,000,000 aggregate purchase price in respect of our 9.950% notes due 2038, 10.200% notes due 2039, 6.200% notes due 2059, 5.800% notes due 2039, 5.375% notes due 2044 and 5.950% notes due 2049 (collectively, the “tender offer notes”). We intend to use a portion of the net proceeds from this offering, together with cash on hand, to fund the purchase of the tender offer notes accepted for purchase in the tender offers and the payment of related fees and expenses.

This offering is not conditioned upon the completion of the tender offers; however, the successful completion of this offering is a condition to the completion of the tender offers. We are permitted, subject to applicable law, to amend, extend or terminate the tender offers, and there can be no assurance that we will consummate the tender offers. This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the tender offer notes and does not constitute a redemption notice for the tender offer notes.

Redemption of 3.490% Notes due 2022

We intend to use a portion of the net proceeds from this offering, together with cash on hand, to redeem all of our 3.490% notes due 2022 (the “2022 notes”), in accordance with the terms of the indenture governing the 2022 notes (the “2022 notes redemption”). This prospectus supplement is not an offer to purchase or a solicitation of an offer to sell the 2022 notes and does not constitute a redemption notice for the 2022 notes. Delivery of the notice of redemption of the 2022 notes will be dependent upon the successful completion of this offering, and the timing of the 2022 notes redemption is subject to change.

The Offering

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all the information that is important to you. For a more detailed description of the notes and the subsidiary guarantee, please refer to the section entitled “Description of Notes” in this prospectus supplement and the sections entitled “Description of Debt Securities” and “Description of Guarantees of Debt Securities” in the attached prospectus.

Issuer	Altria Group, Inc.

Securities Offered	$1,750,000,000 aggregate principal amount of 2.450% notes due 2032, maturing February 4, 2032.

$1,500,000,000 aggregate principal amount of 3.400% notes due 2041, maturing February 4, 2041.

$1,250,000,000 aggregate principal amount of 3.700% notes due 2051, maturing February 4, 2051.

$1,000,000,000 aggregate principal amount of 4.000% notes due 2061, maturing February 4, 2061.

Interest Rate	The notes due 2032 will bear interest from February 4, 2021 at the rate of 2.450% per annum.

The notes due 2041 will bear interest from February 4, 2021 at the rate of 3.400% per annum.

The notes due 2051 will bear interest from February 4, 2021 at the rate of 3.700% per annum.

The notes due 2061 will bear interest from February 4, 2021 at the rate of 4.000% per annum.

Interest Payment Dates	For the notes due 2032, February 4 and August 4 of each year, beginning August 4, 2021.

For the notes due 2041, February 4 and August 4 of each year, beginning August 4, 2021.

For the notes due 2051, February 4 and August 4 of each year, beginning August 4, 2021.

For the notes due 2061, February 4 and August 4 of each year, beginning August 4, 2021.

Ranking	The notes will be our senior unsecured obligations. Accordingly, they will rank:

•	equal in right of payment to all of our existing and future senior unsecured indebtedness;

•	effectively subordinate to all of our future secured indebtedness, if any, to the extent of the value of the assets securing that indebtedness;

•	effectively subordinate to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries, if any (other than indebtedness and liabilities owed to us); and

•	senior in right of payment to all of our future subordinated indebtedness, if any.

Subsidiary Guarantee	The notes will be guaranteed on a senior unsecured basis by PM USA. The guarantee will rank:

•	equal in right of payment to all of PM USA’s existing and future senior unsecured indebtedness and guarantees;

•	effectively subordinate to all of PM USA’s future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness; and

•	senior in right of payment to all of PM USA’s future subordinated indebtedness, if any.

Under certain circumstances, PM USA’s guarantee of the notes will be released. See “Risk Factors—Risks Related to the Offering—Under certain circumstances, PM USA’s guarantee of the notes will be released.”

Optional Redemption	Prior to November 4, 2031 (the date that is three months prior to the scheduled maturity date for the notes due 2032), we may, at our option, redeem the notes due 2032, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the notes due 2032 to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after November 4, 2031 (the date that is three months prior to the scheduled maturity date for the notes due 2032), we may, at our option, redeem the notes due 2032, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the notes due 2032 to be redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to August 4, 2040 (the date that is six months prior to the scheduled maturity date for the notes due 2041), we may, at our option, redeem the notes due 2041, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the notes due 2041 to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after August 4, 2040 (the date that is six months prior to the scheduled maturity date for the notes due 2041), we may, at our option, redeem the notes due 2041, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the notes due 2041 to be redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to August 4, 2050 (the date that is six months prior to the scheduled maturity date for the notes due 2051), we may, at our option, redeem the notes due 2051, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the notes due 2051 to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after August 4, 2050 (the date that is six months prior to the scheduled maturity date for the notes due 2051), we may, at our option, redeem the notes due 2051, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the notes due 2051 to be redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to August 4, 2060 (the date that is six months prior to the scheduled maturity date for the notes due 2061), we may, at our option, redeem the notes due 2061, in whole at any time or in part from time to time, at a redemption price equal to the greater of 100% of the principal amount of the notes due 2061 to be redeemed or a “make-whole” amount, plus in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after August 4, 2060 (the date that is six months prior to the scheduled maturity date for the notes due 2061), we may, at our option, redeem the notes due 2061, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount of the notes due 2061 to be redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Optional Tax Redemption	We may redeem all, but not part, of the notes of each series upon the occurrence of specified tax events described under “Description of Notes—Redemption for Tax Reasons.”

Repurchase at the Option of Holders upon Change of Control Triggering Event	If a change of control triggering event (as defined in “Description of Notes—Repurchase Upon Change of Control Triggering Event”) occurs, we will be required to make an offer to purchase the notes at a purchase price of 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to the date of repurchase. See “Description of Notes—Repurchase Upon Change of Control Triggering Event.”

Covenants	We will issue the notes under an indenture containing covenants that restrict our ability, with significant exceptions, to:

•	incur debt secured by liens; and

•	engage in sale and leaseback transactions.

Use of Proceeds	We will receive net proceeds (after underwriting discount and before offering expenses) from this offering of approximately $5,428,477,500. We intend to use the net proceeds (after expenses) from this offering (i) to fund the purchase of the tender offer notes accepted for purchase in the tender offers and the payment of related fees and expenses, (ii) to fund the 2022 notes redemption and (iii) for other general corporate purposes. This offering is not conditioned upon the completion of the tender offers; however, the successful completion of this offering is a condition to the completion of the tender offers and delivery of the notice of redemption for the 2022 notes. Delivery of the notice of redemption of the 2022 notes will be dependent upon the successful completion of this offering. See “Summary—Recent Developments” for more information on the tender offers and the 2022 notes redemption.

If we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest-bearing investments.

No Listing	We do not intend to list the notes on any securities exchange or to include them in any automated quotation system. The notes will be new securities for which there is currently no public market. See “Risk Factors—Risks Related to the Offering—There is no public market for the notes, which could limit their market price or your ability to sell them.”

Clearance and Settlement	The notes will be cleared through The Depository Trust Company, or DTC, including its participants Clearstream Banking, société anonyme, or Clearstream, and Euroclear Bank SA/NV, as operator of the Euroclear System, or Euroclear.

Governing Law	State of New York.

Risk Factors	Investing in the notes involves risks. See “Risk Factors” beginning on page S-9 for a discussion of the factors you should consider carefully before deciding to invest in the notes.

Trustee	Deutsche Bank Trust Company Americas.

RISK FACTORS

An investment in the notes involves risks, including risks inherent in our business. You should carefully consider the following factors as well as other information contained or incorporated by reference in this prospectus supplement before deciding to invest in the notes, including the factors listed under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2019 and the risk factors listed under “Risk Factors” in Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, including the potential risks to our business, consolidated results of operations, cash flows or financial position related to the COVID-19 pandemic, which Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are incorporated by reference in this prospectus supplement.

Risks Related to the Offering

Under certain circumstances, PM USA’s guarantee of the notes will be released.

PM USA’s guarantee of the notes will be released upon the earliest to occur of:

•	the date, if any, on which PM USA consolidates with or merges into us or any successor of us;

•	the date, if any, on which we or any successor consolidates with or merges into PM USA;

•	payment in full of the notes; and

•	the rating of our long-term senior unsecured debt by S&P of “A” or higher.

If PM USA is released from its guarantee of the notes, it will have no obligation to pay any amounts due on the notes or to provide us with funds for the payment of our obligations. In addition, as described under “Description of Guarantees of Debt Securities—Amendment” in the attached prospectus, the guarantee may be amended with the approval of the holders of more than 50% in aggregate principal amount of a series of notes.

In the event of the release of PM USA’s guarantee, our right, as the equity holder of PM USA, to receive any assets of such subsidiary upon its liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of PM USA’s creditors, including trade creditors.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from PM USA.

Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, PM USA’s guarantee could be voided, or claims in respect of PM USA’s guarantee could be subordinated to the debts of PM USA, if, among other things, PM USA, at the time it incurred the obligation evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration therefor; and

•	either:

•	was insolvent or rendered insolvent by reason of such occurrence;

•	was engaged in a business or transaction for which the assets of PM USA constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, under such circumstances, the payment of amounts by PM USA pursuant to its guarantee could be voided and required to be returned to PM USA, or to a fund for the benefit of PM USA, as the case may be.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, PM USA would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the saleable value of its assets, all at a fair valuation;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

To the extent PM USA’s guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against PM USA and would be creditors solely of us.

The notes and the guarantee will be effectively junior to secured indebtedness that we or PM USA may issue in the future.

The notes and the guarantee are unsecured. Holders of any secured debt that we or PM USA may issue in the future may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes. Holders of our or PM USA’s secured debt also would have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. As a result, the notes will be effectively junior to any secured debt that we may issue in the future and the guarantee will be effectively junior to any secured debt that PM USA may issue in the future.

We may not be able to repurchase all of the notes upon a change of control triggering event.

As described under “Description of Notes—Repurchase Upon Change of Control Triggering Event,” we will be required to make an offer to purchase the notes of a series upon the occurrence of a change of control triggering event with respect to such notes. We may not have sufficient funds to repurchase such notes in cash at that time or have the ability to arrange necessary financing on acceptable terms. In addition, the terms of our other debt agreements or applicable law may limit our ability to repurchase such notes for cash.

There is no public market for the notes, which could limit their market price or your ability to sell them.

The notes are a new issue of securities for which there currently is no trading market. As a result, we cannot provide any assurances that a market will develop for the notes or that you will be able to sell your notes. If any of the notes are traded after their initial issuance, they may trade at a discount from their initial offering price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Accordingly, you may be required to bear the financial risk of an investment in the notes for an indefinite period of time. We do not intend to apply for listing or quotation of the notes on any securities exchange or automated quotation system, respectively.

USE OF PROCEEDS

We will receive net proceeds (after underwriting discount and before offering expenses) from this offering of approximately $5,428,477,500. We intend to use the net proceeds (after expenses) from this offering (i) to fund the purchase of the tender offer notes accepted for purchase in the tender offers and the payment of related fees and expenses, (ii) to fund the 2022 notes redemption and (iii) for other general corporate purposes. This offering is not conditioned upon the completion of the tender offers; however, the successful completion of this offering is a condition to the completion of the tender offers and delivery of the notice of redemption for the 2022 notes. Delivery of the notice of redemption of the 2022 notes will be dependent upon the successful completion of this offering. See “Summary—Recent Developments” for more information on the tender offers and the 2022 notes redemption.

To the extent that the underwriters or their affiliates own any of the tender offer notes, they may tender such notes pursuant to the terms of the tender offers. To the extent that the underwriters or their affiliates own any of the 2022 notes, we may redeem such 2022 notes pursuant to the 2022 notes redemption. As a result, one or more of the underwriters or their respective affiliates may receive a portion of the net proceeds from this offering.

If we do not use the proceeds immediately, we may temporarily invest them in short-term, interest-bearing investments.

SUMMARY OF SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following tables present our summary of selected historical financial data that have been derived from, and are qualified in their entirety by reference to, our historical consolidated financial statements and related notes. You should read the following tables along with our historical consolidated financial statements and related notes contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 28, 2021, which we have incorporated by reference in this prospectus supplement. The financial data for the years ended December 31, 2020 and 2019 include all adjustments, consisting of normal recurring accruals, that we consider necessary for a fair presentation of our results of operations for those periods.

	Years Ended December 31,
	2020	2019
	(in millions)
Statement of Earnings Data:
Net revenues	$26,153	$25,110
Cost of sales	7,818	7,085
Excise taxes on products	5,312	5,314

Gross profit	13,023	12,711
Marketing, administration and research costs	2,154	2,226
Asset impairment and exit costs	(4)	159

Operating income	10,873	10,326
Interest and other debt expense, net	1,209	1,280
Net periodic benefit income, excluding service cost	(77)	(37)
(Income) losses from equity investments	111	(1,725)
Impairment of JUUL equity securities	2,600	8,600
Loss on Cronos-related financial instruments	140	1,442

Earnings before income taxes	6,890	766
Provision for income taxes	2,436	2,064

Net earnings (losses)	4,454	(1,298)
Net (earnings) losses attributable to noncontrolling interests	13	5

Net earnings (losses) attributable to Altria	$4,467	$(1,293)

	As of December 31,
	2020	2019
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$4,945	$2,117
Total assets	47,414	49,271
Current portion of long-term debt	1,500	1,000
Long-term debt	27,971	27,042
Total liabilities	44,449	42,914
Redeemable noncontrolling interest	40	38
Total stockholders’ equity	2,925	6,319

DESCRIPTION OF NOTES

The following description of the particular terms of the notes, which we refer to as the “notes,” supplements the description of the general terms and provisions of the debt securities set forth under “Description of Debt Securities” in the attached prospectus. The attached prospectus contains a detailed summary of additional provisions of the notes and of the indenture, dated as of November 4, 2008, among Altria, PM USA and Deutsche Bank Trust Company Americas, as trustee, under which the notes will be issued. The following description supersedes the description of the debt securities in the attached prospectus, to the extent of any inconsistency. Terms used in this prospectus supplement that are otherwise not defined will have the meanings given to them in the attached prospectus. In this “Description of Notes” section, references to “Altria,” the “company,” “we,” “us” and “our” are only to Altria Group, Inc. and not its subsidiaries.

Certain Terms of the 2.450% Notes due 2032

The notes due 2032 are a series of debt securities described in the attached prospectus, and will be senior debt securities, initially issued in the aggregate principal amount of $1,750,000,000 and will mature on February 4, 2032.

The notes due 2032 will bear interest at the rate of 2.450% per annum from February 4, 2021, payable semiannually in arrears on February 4 and August 4 of each year, beginning August 4, 2021, to the persons in whose names the notes due 2032 are registered at the close of business on the preceding January 18 or July 18, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Certain Terms of the 3.400% Notes due 2041

The notes due 2041 are a series of debt securities described in the attached prospectus, and will be senior debt securities, initially issued in the aggregate principal amount of $1,500,000,000 and will mature on February 4, 2041.

The notes due 2041 will bear interest at the rate of 3.400% per annum from February 4, 2021, payable semiannually in arrears on February 4 and August 4 of each year, beginning August 4, 2021, to the persons in whose names the notes due 2041 are registered at the close of business on the preceding January 18 or July 18, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Certain Terms of the 3.700% Notes due 2051

The notes due 2051 are a series of debt securities described in the attached prospectus, and will be senior debt securities, initially issued in the aggregate principal amount of $1,250,000,000 and will mature on February 4, 2051.

The notes due 2051 will bear interest at the rate of 3.700% per annum from February 4, 2021, payable semiannually in arrears on February 4 and August 4 of each year, beginning August 4, 2021, to the persons in whose names the notes due 2051 are registered at the close of business on the preceding January 18 or July 18, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Certain Terms of the 4.000% Notes due 2061

The notes due 2061 are a series of debt securities described in the attached prospectus, and will be senior debt securities, initially issued in the aggregate principal amount of $1,000,000,000 and will mature on February 4, 2061.

The notes due 2061 will bear interest at the rate of 4.000% per annum from February 4, 2021, payable semiannually in arrears on February 4 and August 4 of each year, beginning August 4, 2021, to the persons in whose names the notes due 2061 are registered at the close of business on the preceding January 18 or July 18, each a record date, as the case may be. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Subsidiary Guarantee

Each series of notes will be guaranteed by PM USA. The attached prospectus contains a detailed description of the guarantees and the related guarantee agreements that PM USA will enter into in connection with its guarantees of each series of notes. See “Description of Guarantees of Debt Securities” in the attached prospectus.

In addition to the events of default set forth in the indenture, the following will constitute an event of default with respect to the notes:

•	PM USA or a court takes certain actions relating to bankruptcy, insolvency or reorganization of PM USA; and

•

PM USA’s guarantee with respect to the notes is determined to be unenforceable or invalid or for any reason ceases to be in full force and effect except as permitted by the indenture and the guarantee agreement, or PM USA repudiates its obligations under such guarantee.

See “Description of Debt Securities—Events of Default” in the attached prospectus.

General

We may, without the consent of the holders of the notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the notes, except for the public offering price and issue date. Any additional notes having such similar terms, together with the applicable notes, will constitute a single series of notes under the indenture. No additional notes may be issued if an event of default has occurred with respect to the applicable series of notes.

In some circumstances, we may elect to discharge our obligations on the notes through full defeasance or covenant defeasance. See “Description of Debt Securities—Defeasance” in the attached prospectus for more information about how we may do this.

The notes will not be entitled to any sinking fund.

Optional Redemption

Prior to November 4, 2031 (the date that is three months prior to the scheduled maturity date for the notes due 2032) (the “2032 par call date”), we may, at our option, redeem the notes due 2032, in whole at any time or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) from time to time. The redemption price will be equal to the greater of (i) 100% of the principal amount of the notes due 2032 to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest that would be due if such notes matured on the 2032 par call date (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus 20 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after the 2032 par call date, we may, at our option, redeem the notes due 2032, in whole at any time or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) from time to time, at a redemption price equal to 100% of the principal amount of the notes due 2032 to be redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to August 4, 2040 (the date that is six months prior to the scheduled maturity date for the notes due 2041) (the “2041 par call date”), we may, at our option, redeem the notes due 2041, in whole at any time or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) from time to time. The redemption price will be equal to the greater of (i) 100% of the principal amount of the notes due 2041 to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest that would be due if such notes matured on the 2041 par call date (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus 25 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after the 2041 par call date, we may, at our option, redeem the notes due 2041, in whole at any time or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) from time to time, at a redemption price equal to 100% of the principal amount of the notes due 2041 to be redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to August 4, 2050 (the date that is six months prior to the scheduled maturity date for the notes due 2051) (the “2051 par call date”), we may, at our option, redeem the notes due 2051, in whole at any time or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) from time to time. The redemption price will be equal to the greater of (i) 100% of the principal amount of the notes due 2051 to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest that would be due if such notes matured on the 2051 par call date (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus 30 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after the 2051 par call date, we may, at our option, redeem the notes due 2051, in whole at any time or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) from time to time, at a redemption price equal to 100% of the principal amount of the notes due 2051 to be redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

Prior to August 4, 2060 (the date that is six months prior to the scheduled maturity date for the notes due 2061) (the “2061 par call date”), we may, at our option, redeem the notes due 2061, in whole at any time or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) from time to time. The redemption price will be equal to the greater of (i) 100% of the principal amount of the notes due 2061 to be redeemed and (ii) the sum of the present values of each remaining scheduled payment of principal and interest that would be due if such notes matured on the 2061 par call date (exclusive of interest accrued to the date of redemption) discounted to the redemption date, on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months), at a rate equal to the applicable Treasury Rate (as defined below) plus 35 basis points plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after the 2061 par call date, we may, at our option, redeem the notes due 2061, in whole at any time or in part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) from time to time, at a redemption price equal to 100% of the principal amount of the notes due 2061 to be redeemed plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of each series of notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes assuming, for this purpose, that the notes matured on the 2032 par call date in the case of the notes due 2032, the 2041 par call date in the case of the notes due 2041, the 2051 par call date in the case of the notes due 2051 and the 2061 par call date in the case of the notes due 2061.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by us.

“Reference Treasury Dealer” means each of Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC, or their affiliates, which are primary United States government securities dealers and one other primary U.S. government securities dealer in New York City reasonably designated by us; provided, however, that if any of the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 2:00 pm New York time on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (such price expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

Notice of any redemption will be mailed at least 15 days but not more than 45 days before the redemption date to each holder of notes to be redeemed. If money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed is deposited with the trustee on or before the redemption date, on and after the redemption date interest will cease to accrue on the notes (or such portions thereof) called for redemption and such notes will cease to be outstanding. If fewer than all of the notes of any series are to be redeemed, the notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate in accordance with the applicable procedures of DTC.

We may at any time, and from time to time, purchase notes of any series at any price or prices in the open market or otherwise.

Repurchase Upon Change of Control Triggering Event

If a change of control triggering event occurs, unless we have exercised our option to redeem the notes of a series as described under “—Optional Redemption” above or “—Redemption for Tax Reasons” below, we will be required to make an offer (the “change of control offer”) to each holder of such notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s notes on the terms set forth in such notes. In a change of control offer, we will be required to offer payment in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest, if any, on the notes repurchased to, but not including, the date of repurchase (a “change of control payment”).

Within 30 days following any change of control triggering event or, at our option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the notes describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “change of control payment date”). The notice, if mailed prior to the date of consummation of the change of control, will state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the change of control payment date.

On the change of control payment date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the change of control offer;

•	deposit with the paying agent an amount equal to the change of control payment in respect of all notes or portions of notes properly tendered; and

•	deliver or cause to be delivered to the trustee the notes properly accepted together with an officer’s certificate stating the aggregate principal amount of notes or portions of notes being purchased.

The paying agent will promptly mail to each holder of properly tendered notes the change of control payment for the notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of that amount.

We will not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer at the times and otherwise in compliance with the requirements set for an offer made by us, and the third party repurchases all notes properly tendered and not withdrawn under its offer. In addition, we will not repurchase any notes if there has occurred and is continuing on the change of control payment date an event of default under the indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

To the extent that we are required to offer to repurchase the notes of a series upon the occurrence of a change of control triggering event, we may not have sufficient funds to repurchase such notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the notes.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a change of control triggering event. To the extent that the provisions of any such securities laws or regulations conflict with the change of control offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the change of control offer provisions of the notes by virtue of any such conflict.

For purposes of the change of control offer provisions of the notes, the following terms will be applicable:

“Change of control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of our assets and the assets of our subsidiaries, taken as a whole, to any “person,” other than to our company or one of our subsidiaries;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our outstanding voting stock or other voting stock into which our voting stock is reclassified, consolidated, exchanged or changed, measured by voting power rather than the number of shares;

(3)

we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding voting stock is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our voting stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the voting stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction;

(4)	the first day on which a majority of the members of our Board of Directors are not continuing directors; or

(5)	the adoption of a plan relating to our liquidation or dissolution (other than our liquidation into a newly formed holding company).

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control if (i) we become a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as the holders of our voting stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company) is the beneficial owner, directly or indirectly, of more than 50% of the voting stock of such holding company.

The definition of “change of control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our assets and the assets of our subsidiaries, taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries, taken as a whole, to another person or group may be uncertain.

“Change of control triggering event” means the occurrence of both (1) a change of control and (2) a ratings event.

“Continuing directors” means, as of any date of determination, any member of our Board of Directors who (1) was a member of such Board of Directors on the date the notes were issued or (2) was nominated for election, elected or appointed to such Board of Directors with the approval of a majority of the continuing directors who were members of such Board of Directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Ratings Inc., an indirect subsidiary of Hearst Corporation and Fimalac, S.A., and its successors.

“Investment grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s; a rating equal to or higher than BBB- (or the equivalent) by S&P or Fitch; and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Person” has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Rating agencies” means (1) each of Moody’s, S&P and Fitch; and (2) if any of Moody’s, S&P or Fitch ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a substitute rating agency.

“Ratings event” means the notes cease to be rated investment grade by each of the rating agencies on any day within the 60-day period (which 60-day period will be extended so long as the rating of the notes is under publicly announced consideration for a possible downgrade by any of the rating agencies) after the earlier of (1) the occurrence of a change of control and (2) public notice of the occurrence of a change of control or our intention to effect a change of control.

“S&P” means Standard & Poor’s Financial Services LLC, a division of S&P Global Inc., and its successors.

“Substitute rating agency” means a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by us (as certified by our Chief Executive Officer or Chief Financial Officer) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be.

“Voting stock” means, with respect to any specified person as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay to the beneficial owner of any note who is a non-United States person (as defined below) such additional amounts as may be necessary to ensure that every net payment on such note, after deduction or withholding by us or any of our paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by the United States or any political subdivision or taxing authority of the United States, will not be less than the amount provided in such note to be then due and payable. However, we will not pay additional amounts if the beneficial owner is subject to taxation solely for reasons other than its ownership of the note, nor will we pay additional amounts for or on account of:

(a)        any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the existence of any present or former connection (other than the mere fact of being a beneficial owner of a note) between the beneficial owner (or between a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) of a note and the United States, including, without limitation, such beneficial owner (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

(b)        any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) (1) being or having been present in, or engaged in a trade or business in, the United States, (2) being treated as having been present in, or engaged in a trade or business in, the United States, or (3) having or having had a permanent establishment in the United States;

(c)        any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner (or a fiduciary, settlor, beneficiary or person holding a power over such beneficial owner, if the beneficial owner is an estate or trust, or a member or shareholder of the beneficial owner, if the beneficial owner is a partnership or corporation) being or having been with respect to the United States a personal holding company, a controlled foreign corporation, a passive foreign investment company or a foreign private foundation or other foreign tax-exempt organization, or being a corporation that accumulates earnings to avoid United States federal income tax;

(d)        any tax, assessment or other governmental charge imposed on a beneficial owner that actually or constructively owns 10% or more of the total combined voting power of all of our classes of stock that are entitled to vote within the meaning of Section 871(h)(3) of the Internal Revenue Code of 1986, as amended, or the Code;

(e)        any tax, assessment or other governmental charge that is payable by any method other than withholding or deduction by us or any paying agent from payments in respect of such note;

(f)        any gift, estate, inheritance, sales, transfer, personal property or excise tax or any similar tax, assessment or other governmental charge;

(g)        any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment in respect of any note if such payment can be made without such withholding by at least one other paying agent;

(h)        any tax, assessment or other governmental charge that is imposed or withheld by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(i)        any tax, assessment or other governmental charge imposed as a result of the failure of the beneficial owner to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of a note, if such compliance is required by statute or regulation of the United States as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(j)        any tax, assessment or other governmental charge imposed by reason of the failure of the beneficial owner to fulfill the statement requirements of Section 871(h) or Section 881(c) of the Code;

(k)        any tax, assessment or other governmental charge imposed pursuant to the provisions of Section 1471 through 1474 of the Code; or

(l)        any combination of items (a), (b), (c), (d), (e), (f), (g), (h), (i), (j) and (k).

In addition, we will not pay additional amounts to a beneficial owner of a note that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, or to a beneficial owner of a note that is not the sole beneficial owner of such note, as the case may be. This exception, however, will apply only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment. The term “beneficial owner” includes any person holding a note on behalf of or for the account of a beneficial owner.

As used herein, the term “non-United States person” means a person that is not a United States person. The term “United States person” means a citizen or resident of the United States, a corporation or partnership created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source, a trust subject to the primary supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Code, or a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust. “United States” means the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (including the Commonwealth of Puerto Rico).

Redemption for Tax Reasons

We may redeem a series of notes prior to maturity in whole, but not in part, on not more than 60 days’ notice and not less than 30 days’ notice at a redemption price equal to the principal amount of such notes plus any accrued interest and additional amounts to the date fixed for redemption if:

•

as a result of a change in or amendment to the tax laws, regulations or rulings of the United States or any political subdivision or taxing authority of or in the United States or any change in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction in the United States) that is announced or becomes effective on or after February 4, 2021, we have or will become obligated to pay additional amounts with respect to such series of notes as described above under “—Payment of Additional Amounts,” or

•

on or after February 4, 2021, any action is taken by a taxing authority of, or any decision is rendered by a court of competent jurisdiction in, the United States or any political subdivision or taxing authority of or in the United States, including any of those actions specified in the bullet point above, whether or not such action is taken or decision is rendered with respect to us, or any change, amendment, application or interpretation is officially proposed, which, in any such case, in the written opinion of independent legal counsel of recognized standing, will result in a material probability that we will become obligated to pay additional amounts with respect to such series of notes, and we in our business judgment determine that such obligations cannot be avoided by the use of reasonable measures available to us.

If we exercise our option to redeem a series of notes, we will deliver to the trustee a certificate signed by an authorized officer stating that we are entitled to redeem such notes and the written opinion of independent legal counsel if required.

Restrictive Covenants

The indenture limits the amount of liens (subject to certain exceptions described in “Description of Debt Securities—Restrictive Covenants—Limitations on Liens” in the attached prospectus) that we or our Subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our Subsidiaries owning any Principal Facility has issued to us or any of our Subsidiaries. If we or any of our Subsidiaries incur such liens, then we will secure the notes and, in the case of liens upon any Principal Facility owned or leased by PM USA, then PM USA will secure the guarantee of the notes to the same extent and in the same proportion as the debt that is secured by such liens. Notwithstanding the foregoing, we and/or any of our Subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described in this paragraph, without securing the notes equally and ratably, if the aggregate value of all outstanding indebtedness secured by the liens plus the value of Sale and Leaseback Transactions does not at the time exceed 5% of Consolidated Net Tangible Assets. The indenture also restricts our ability to engage in Sale and Leaseback Transactions under certain circumstances. See “Description of Debt Securities—Restrictive Covenants—Sale and Leaseback Transactions” in the attached prospectus.

At December 31, 2020, our Consolidated Net Tangible Assets were $20.5 billion.

Book-Entry Notes

We have obtained the information in this section concerning DTC, Clearstream and Euroclear, and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The notes will be offered and sold in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof. We will issue the notes of each series in the form of one or more permanent global notes in fully registered, book-entry form, which we refer to as the “global notes.” Each such global note will be deposited with, or on behalf of, DTC or any successor thereto, as depositary, or Depositary, and registered in the name of Cede & Co. (as nominee of DTC). Unless and until it is exchanged in whole or in part for notes in definitive form, no global note may be transferred except as a whole by the Depositary to a nominee of such Depositary. Investors may elect to hold interests in the global notes through either the Depositary (in the United States) or through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC advises that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provision of Section 17A of the Exchange Act. DTC holds securities that its participants, or DTC Participants, deposit with DTC. DTC also facilitates settlement of securities transactions among the DTC Participants, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of securities certificates.

Direct DTC Participants, or DTC Direct Participants, include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries. Access to DTC’s book-entry system is also available to others, such as banks, securities brokers and dealers that clear through or maintain a custodial relationship with a DTC Direct Participant, either directly or indirectly (we refer to the latter as DTC Indirect Participants).

Purchases of the notes under DTC’s book-entry system must be made by or through DTC Direct Participants, which will receive a credit for the notes on the records of DTC. The ownership interest of each actual purchaser of the notes, which we refer to as the “beneficial owner,” is in turn to be recorded on the DTC Participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the DTC Direct or DTC Indirect Participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes will be effected only through entries made on the books of DTC Participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes, except in the event that use of the book-entry system for the notes is discontinued.

Upon the issuance of a registered global note, DTC will credit, on its book-entry registration and transfer system, the DTC Participants’ accounts with the respective principal or face amounts of the relevant series of notes beneficially owned by the DTC Participants. Any dealers, underwriters or agents participating in the distribution of the notes will designate the accounts to be credited. Ownership of beneficial interests in a registered global note will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of DTC Participants, and on the records of DTC Participants, with respect to interests of persons holding through DTC Participants.

To facilitate subsequent transfers, all global notes deposited by DTC Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the global notes with DTC and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the DTC Direct Participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

So long as DTC, or its nominee, is the registered owner of a registered global note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the relevant series of notes represented by the global note for all purposes under the indenture. Except as described below, owners of beneficial interests in a global note will not be entitled to have the book-entry notes represented by the notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders of the notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC for that global note and, if that person is not a DTC Participant, on the procedures of the DTC Participant through which the person owns its interest, to exercise any rights of a holder under the indenture. The laws of some jurisdictions may require that some purchasers of notes take physical delivery of these notes in definitive form. Such laws may impair the ability to own, transfer or pledge beneficial interests in a global note.

We will make payments due on the notes to Cede & Co., as nominee of DTC, in immediately available funds. DTC’s practice upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that global note, is to immediately credit the DTC Participants’ accounts in amounts proportionate to their respective beneficial interests in that global note as shown on the records of the Depositary. Payments by DTC Participants to owners of beneficial interests in a global note held through DTC Participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in “street name,” and will be the responsibility of those DTC Participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of Cede & Co. Disbursement of such payments to the beneficial owners is the responsibility of DTC Direct and DTC Indirect Participants. None of Altria, the trustee or any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We have been advised by Clearstream and Euroclear, respectively, as follows:

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations, or Clearstream Participants, and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the global notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear, or Euroclear Participants, and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

Euroclear is operated by Euroclear Bank SA/NV, or the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipt of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the global notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between the participants in the Depositary will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other, will be effected in DTC in accordance with the DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of interests in the notes received in Clearstream or Euroclear as a result of a transaction with a Depositary Participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Euroclear or Clearstream Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream Participant or a Euroclear Participant to a Depositary Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Notices

Notices to holders of the notes will be sent by first class mail, postage prepaid, to the registered holders at the physical addresses as they appear in the security registrar for the notes.

Trustee, Paying Agent and Security Registrar

Deutsche Bank Trust Company Americas, as trustee under the indenture, will also be the paying agent and security registrar with respect to the notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes generally the material United States federal income and, in the case of non-United States Holders (as defined below), estate tax considerations with respect to your acquisition, ownership and disposition of a note if you are a beneficial owner of such note. Unless otherwise indicated, this summary addresses only notes purchased pursuant to this offering for their original offering price, and held by beneficial owners as capital assets, and does not address all of the United States federal income and estate tax considerations that may be relevant to you in light of your particular circumstances or if you are subject to special treatment under United States federal income tax laws (for example, if you are an insurance company, tax-exempt organization, financial institution, broker or dealer in securities or currencies, trader in securities that elects to use the mark-to-market method of accounting for your securities holdings, person subject to the alternative minimum tax, United States expatriate, United States person with a functional currency other than the U.S. dollar, person that holds notes as part of an integrated investment (including a “straddle”), “controlled foreign corporation,” “passive foreign investment company,” persons required to accelerate the recognition of gross income with respect to the notes as a result of such income being recognized on an applicable financial statement, or corporation that accumulates earnings to avoid United States federal income tax). If a partnership holds notes, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our notes should consult its own tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our notes, as this summary does not address special tax considerations that may be relevant to such a partner. This summary does not discuss any aspect of state, local or non-United States taxation, or any United States federal tax considerations other than income and estate taxation.

This summary is based on current provisions of the Code, Treasury Regulations, judicial opinions, published positions of the United States Internal Revenue Service, or the IRS, and all other applicable authorities, all of which are subject to change, possibly with retroactive effect. This summary is not intended as tax advice.

We urge prospective investors in notes to consult their tax advisors regarding the United States federal, state, local and non-United States income and other tax considerations of acquiring, holding and disposing of notes.

United States Holders

This discussion applies to you if you are a “United States Holder.” For this purpose, a “United States Holder” is a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•

a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in, or under, the laws of, the United States or any political subdivision of the United States;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source;

•

a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	a trust that existed on August 20, 1996, and elected to continue its treatment as a domestic trust.

Payments of Interest

Payments of interest on a note generally will be taxable to you as ordinary interest income at the time the interest accrues or is received, in accordance with your method of accounting for tax purposes.

Sale, Exchange, Redemption or Disposition of a Note

Upon the sale, exchange, redemption or other taxable disposition of a note, you will recognize gain or loss attributable to the difference between the amount you realize on such sale, exchange, redemption or other taxable disposition of the note (other than amounts, if any, attributable to accrued but unpaid stated interest) and your adjusted tax basis in the note. Your adjusted tax basis in a note generally will equal the cost of the note to you on the date of acquisition.

Gain or loss realized upon the sale, exchange, redemption or other taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale, exchange, redemption or other taxable disposition, you have held the note for more than one year. The maximum tax rate on ordinary income for taxpayers that are individuals, estates or trusts currently is higher than the maximum tax rate on long-term capital gains of such persons. The distinction between capital gain or loss and ordinary income or loss also is relevant for purposes of the limitation on the deductibility of capital losses.

Backup Withholding and Information Reporting

Unless you are an exempt recipient, a backup withholding tax and certain information reporting requirements may apply to payments we make to you of principal of and interest or premium (if any) on, and proceeds of the sale or exchange before maturity of, a note. Backup withholding and information reporting will not apply to payments that we make on the notes to exempt recipients that establish their status as such, regardless of whether such entities are the beneficial owners of such notes or hold such notes as a custodian, nominee or agent of the beneficial owner. However, with respect to payments made to a custodian, nominee or agent of the beneficial owner, backup withholding and information reporting may apply to payments made by such custodian, nominee or other agent to you unless you are an exempt recipient and establish your status as such.

If you are not an exempt recipient, backup withholding will not be applicable to payments made to you if you:

•	have supplied an accurate Taxpayer Identification Number (usually on an IRS Form W-9);

•	have not been notified by the IRS that you have failed to properly report payments of interest and dividends; and

•	in certain circumstances, have certified under penalties of perjury that you have received no such notification and have supplied an accurate Taxpayer Identification Number.

However, information reporting to the IRS will be required in such a case.

Any amounts withheld from a payment to you by operation of the backup withholding rules will be refunded or allowed as a credit against your United States federal income tax liability, provided that any required information is furnished to the IRS in a timely manner.

Unearned Income Medicare Contribution

A tax of 3.8% is imposed on certain “net investment income” (or “undistributed net investment income”, in the case of estates and trusts) received by taxpayers with adjusted gross income above certain threshold amounts. “Net investment income” as defined for United States federal Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other disposition of the notes. Tax-exempt trusts, which are not subject to income taxes generally, and foreign individuals will not be subject to this tax. United States

Holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the notes.

Non-United States Holders

This discussion applies to you if you are a “non-United States Holder.” A “non-United States Holder” is a beneficial owner of a note that is neither a United States Holder nor a partnership (or other entity treated as a partnership for United States federal income tax purposes).

Payments of Interest

If you are a non-United States Holder of notes, payments of interest that we make to you will be subject to United States withholding tax at a rate of 30% of the gross amount, unless you are eligible for one of the exceptions described below.

Subject to the discussion of backup withholding and FATCA below, no withholding of United States federal income tax will be required with respect to payments we make to you of interest provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	you are not a controlled foreign corporation that is related to us through stock ownership; and

•	you have provided the required certifications as set forth in Section 871(h) and Section 881(c) of the Code.

To satisfy these certification requirements, you generally will be required to provide, prior to a payment of interest, a statement that:

•	is signed by you under penalties of perjury;

•	certifies that you are the beneficial owner and are not a United States Holder; and

•	provides your name and address.

This statement generally may be made on an IRS Form W-8BEN or IRS Form W-8BEN-E or a substantially similar substitute form and you must inform the recipient of any change in the information on the statement within 30 days of such change. Special certification rules apply to non-United States Holders that are pass-through entities rather than corporations or individuals.

If you are engaged in a United States trade or business and interest received by you on a note is effectively connected with your conduct of such trade or business (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain), you will be exempt from the withholding of United States federal income tax described above, so long as you have provided an IRS Form W-8ECI or substantially similar substitute form stating that interest on the note is effectively connected with your conduct of a trade or business in the United States. In such a case, you will be subject to tax on interest you receive on a net income basis in the same manner as if you were a United States Holder. If you are a corporation, effectively connected income may also be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

If you are not eligible for relief under one of the exceptions described above, you may nonetheless qualify for an exemption from, or a reduced rate of, United States federal withholding tax under a United States income tax treaty. In general, this exemption from, or reduced rate of, tax applies only if you provide a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E or substantially similar form claiming benefits under an applicable income tax treaty.

Sale, Exchange, Redemption or Disposition of Notes

You generally will not be subject to United States federal income tax on any gain realized upon your sale, exchange, redemption or other taxable disposition of notes unless:

•

the gain is effectively connected with your conduct of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment you maintain); or

•

you are an individual, you hold your notes as capital assets, you are present in the United States for 183 days or more in the taxable year of disposition and you meet other conditions, and you are not eligible for relief under an applicable income tax treaty.

Gain that is effectively connected with your conduct of a trade or business within the United States generally will be subject to United States federal income tax, net of certain deductions, at the same rates applicable to United States persons. If you are a corporation, the branch profits tax also may apply to such effectively connected gain. If the gain from the sale or disposition of your notes is effectively connected with your conduct of a trade or business in the United States but under an applicable income tax treaty is not attributable to a permanent establishment you maintain in the United States, your gain may be exempt from United States tax under the treaty. If you are described in the second bullet point above, you generally will be subject to United States tax at a rate of 30% on the gain realized, although the gain may be offset by some United States source capital losses realized during the same taxable year.

Backup Withholding and Information Reporting

The amount of interest we pay to you on notes will be reported to you and to the IRS annually on an IRS Form 1042-S even if you are exempt from the 30% withholding tax described above. Copies of the information returns reporting those payments and the amounts withheld may also be made available to the tax authorities in the country where you are resident under provisions of an applicable tax treaty or agreement.

In addition, backup withholding tax and certain other information reporting requirements may apply to payments we make to you of principal of and interest or premium (if any) on, and proceeds of your sale or exchange before maturity of, a note. Backup withholding and the additional information reporting will not apply to payments we make to you if you have provided under penalties of perjury the required certification of your non-United States Holder status as discussed above (and the applicable withholding agent does not have actual knowledge or reason to know that you are a United States Holder) or if you are an exempt recipient.

If you sell or redeem a note through a United States broker or the United States office of a foreign broker, the proceeds from such sale or redemption will be subject to information reporting, and backup withholding will be required, unless you provide a withholding certificate or other appropriate documentary evidence establishing that you are not a United States Holder to the broker and such broker does not have actual knowledge or reason to know that you are a United States Holder, or you are an exempt recipient eligible for an exemption from information reporting and backup withholding. If you sell or redeem a note through the foreign office of a broker who is a United States person or has certain enumerated connections with the United States, the proceeds from such sale or redemption will be subject to information reporting unless you provide to such broker a withholding certificate or other documentary evidence establishing that you are not a United States Holder and such broker does not have actual knowledge or reason to know that such evidence is false, or you are an exempt recipient eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that you are a United States Holder.

Any amounts withheld from a payment to you by operation of the backup withholding rules will be refunded or allowed as a credit against your United States federal income tax liability, if any, provided that you timely file a United States federal income tax return with the IRS claiming such refund or credit.

Estate Tax

A note held by an individual who at the time of death is a non-United States Holder will not be subject to United States federal estate tax as a result of such individual’s death, provided that such individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of Section 871(h)(3) of the Code and provided that the interest payments with respect to such note are not effectively connected with such individual’s conduct of a United States trade or business.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code (commonly known as FATCA) may impose a 30% withholding tax on payments of any interest income on the notes, and gross proceeds from the disposition of the notes, to certain non-U.S. entities (whether such non-U.S. entities are beneficial owners or intermediaries), including certain foreign financial institutions and investment funds, unless such non-U.S. entity complies with certain specified information reporting and other requirements, including reporting requirements regarding its United States account holders (in the case of foreign financial institutions) or beneficial United States owners (in the case of non-financial foreign entities). Under proposed regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed regulations until final regulations are issued, FATCA withholding does not apply to payments of gross proceeds from a disposition of a debt instrument. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules. In addition, under certain circumstances, a non-United States Holder might be eligible for refunds or credits of any taxes imposed pursuant to FATCA. Prospective purchasers of the notes should consult their own tax advisors regarding these withholding and reporting provisions.

UNDERWRITING

Subject to the terms and conditions set forth in the terms agreement dated the date of this prospectus supplement, which incorporates by reference the underwriting agreement, dated as of November 4, 2008, each of the underwriters named below, for whom Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC are acting as representatives, has severally agreed to purchase, and we have agreed to sell to each underwriter, the respective principal amounts of each series of notes as set forth opposite the name of each underwriter below.

	Principal Amount of
Underwriter	2.450% Notes due 2032	3.400% Notes due 2041	3.700% Notes due 2051	4.000% Notes due 2061
Credit Suisse Securities (USA) LLC	$297,500,000	$255,000,000	$212,500,000	$170,000,000
Deutsche Bank Securities Inc.	$297,500,000	$255,000,000	$212,500,000	$170,000,000
Morgan Stanley & Co. LLC	$297,500,000	$255,000,000	$212,500,000	$170,000,000
Mizuho Securities USA LLC	$227,500,000	$195,000,000	$162,500,000	$130,000,000
Barclays Capital Inc.	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Citigroup Global Markets Inc.	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Goldman Sachs & Co. LLC	$70,000,000	$60,000,000	$50,000,000	$40,000,000
J.P. Morgan Securities LLC	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Santander Investment Securities Inc.	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Scotia Capital (USA) Inc.	$70,000,000	$60,000,000	$50,000,000	$40,000,000
U.S. Bancorp Investments, Inc.	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Wells Fargo Securities, LLC	$70,000,000	$60,000,000	$50,000,000	$40,000,000
Intesa Sanpaolo S.p.A.	$38,500,000	$33,000,000	$27,500,000	$22,000,000
PNC Capital Markets LLC	$21,000,000	$18,000,000	$15,000,000	$12,000,000
Academy Securities, Inc.	$3,500,000	$3,000,000	$2,500,000	$2,000,000
Loop Capital Markets LLC	$3,500,000	$3,000,000	$2,500,000	$2,000,000
Siebert Williams Shank & Co., LLC	$3,500,000	$3,000,000	$2,500,000	$2,000,000

Total	$1,750,000,000	$1,500,000,000	$1,250,000,000	$1,000,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the notes included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all of the notes if they purchase any of the notes.

We have agreed to indemnify the several underwriters against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities if indemnification is not available.

We have been advised by the underwriters that the underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement and may offer the notes to certain dealers at the public offering prices less concessions not in excess of 0.400%, in the case of the 2032 notes, not in excess of 0.450%, in the case of the 2041 notes, not in excess of 0.500%, in the case of the 2051 notes and not in excess of 0.600%, in the case of the 2061 notes. The underwriters may allow, and these dealers may reallow, concessions not in excess of 0.250%, in the case of the 2032 notes, not in excess of 0.250%, in the case of the 2041 notes, not in excess of 0.300%, in the case of the 2051 notes, and not in excess of 0.350%, in the case of the 2061 notes, of the principal amount of the notes on sales of the notes to certain other dealers. After the initial offering of the notes to the public, the underwriters may change the public offering prices and concessions. The underwriters reserve the right to withdraw, cancel, modify or reject any order in whole or in part.

The following table shows the underwriting discounts and commissions that we have agreed to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes).

Paid by Altria
Per 2.450% Note due 2032	0.650%
Per 3.400% Note due 2041	0.750%
Per 3.700% Note due 2051	0.875%
Per 4.000% Note due 2061	1.000%

In connection with the offering of the notes, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Mizuho Securities USA LLC and Morgan Stanley & Co. LLC or their respective affiliates may purchase and sell each series of notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the stabilizing underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

Any of these activities may cause the price of each series of notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be effected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of each series of notes. In addition, neither we nor any of the underwriters make any representation that any of the underwriters will engage in such transactions, or that such transactions, once begun, will not be discontinued without notice.

We estimate that our total expenses of this offering, excluding underwriting discounts, will be approximately $2 million.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and their affiliates have performed certain investment banking, advisory or general financing and banking services for us and our affiliates from time to time, for which they have received customary fees and expenses. Certain of the underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business. The representatives or their affiliates and certain of the other underwriters or their affiliates have been or are lenders in connection with our credit facility or dealers in connection with our commercial paper program, and an affiliate of one of the representatives will be the trustee, paying agent and security registrar with respect to the notes. These companies receive standard fees for their services. Certain underwriters or their affiliates are acting as dealer managers in the tender offers described under “Summary—Recent Developments—Tender Offers.” Deutsche Bank Securities Inc., one of the underwriters, is an affiliate of the trustee.

To the extent that the underwriters or their affiliates own any of the tender offer notes, they may tender such notes pursuant to the terms of the tender offers. To the extent that the underwriters or their affiliates own any of the 2022 notes, we may redeem such 2022 notes pursuant to the 2022 notes redemption. As a result, one or more of the underwriters or their respective affiliates may receive a portion of the net proceeds from this offering.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Any underwriter that is not a broker-dealer registered with the SEC will only make sales of notes in the United States through one or more SEC registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.

It is expected that delivery of the notes will be made against payment therefor on or about February 4, 2021, which is the third business day following the date of this prospectus supplement (such settlement cycle being referred to as T+3). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the second business day before delivery of the notes hereunder will be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before the date of delivery should consult their own advisors.

The notes are new issues of securities with no established trading market. We do not intend to list the notes on any securities exchange or to include them in any automated quotation system. We cannot assure you that the notes will have a liquid trading market. We have been advised by the underwriters that they intend to make a market in the notes, but they are not obligated to do so and may discontinue such market-making at any time without notice.

OFFERING RESTRICTIONS

Notice to Prospective Investors Generally

This prospectus supplement and the attached prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation.

There are a variety of cannabis-related laws that vary by jurisdiction and could impact an investor purchasing or owning the notes. Investors should consult their own legal advisors regarding any such laws.

Each of the underwriters has severally represented and agreed that it has not offered, sold or delivered and it will not offer, sell or deliver, directly or indirectly, any of the notes, or distribute this prospectus supplement or the attached prospectus or any other offering material relating to the notes, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as agreed to with us in advance of such offer, sale or delivery.

Notice to Prospective Investors in the European Economic Area

Each underwriter has separately represented and agreed that it has not offered, sold or otherwise made available, and will not offer, sell or otherwise make available, any notes to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not a qualified investor as defined in the Prospectus Regulation; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes.

Notice to Prospective Investors in the UK

Each underwriter has separately represented and agreed that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available, any of the notes to any retail investor in the UK. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or

(ii)

a customer within the meaning of the provisions of the FSMA and any rules and regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(iii)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Notice to Prospective Investors in Singapore

Each underwriter has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any notes or caused the notes to be made the subject of an invitation for subscription or purchase and will not offer or sell any notes or cause the notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes, whether directly or indirectly, to any person in Singapore other than:

(a)

to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)

to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore Securities and Futures Act Product Classification

Singapore Securities and Futures Act Product Classification – Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the “SFA”), the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in the UK, Hong Kong, Japan and Canada

Each underwriter has also severally represented and agreed that:

(a)

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK; and

(b)

(i) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any notes other than (1) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (2) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance; and

(c)

the notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended; the “FIEL”), and it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan; and

(d)

it has offered or sold and will offer or sell the notes in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations; any resale of the notes will be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws; and pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

DOCUMENTS INCORPORATED BY REFERENCE

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” into this prospectus supplement and the attached prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the attached prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement, the attached prospectus and our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in such documents that is deemed not to be filed), all of which are filed under SEC File No. 1-08940:

•

our Annual Report on Form 10-K for the year ended December  31, 2019 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  2, 2020, as amended by our Supplement to Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2020, incorporated by reference therein) and Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on May 19, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020; and

•

our Current Reports on Form 8-K filed with the SEC on January  30, 2020 (Items 1.01 and 8.01), January  30, 2020 (Item 8.01), February  28, 2020 (Item 5.02), March  13, 2020 (Item 5.03), March  20, 2020 (Item 5.02), March  26, 2020 (Item 2.03), April  2, 2020 (Item 8.01), April 17, 2020 (Items 5.02 and 5.03), May 6, 2020 (Item 8.01), May 18, 2020 (Items 5.02, 5.03 and 5.07), August 21, 2020 (Item  5.02), October 13, 2020 (Item 5.02), October  30, 2020 (Item 5.02), January  28, 2021 (Item 8.01), January  28, 2021 (Items 8.01 and 9.01) and February 1, 2021 (Item 8.01).

These documents contain important information about our business, the risks we face and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 1-08940 (other than information in such filings that is deemed not to be filed). Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus supplement, the attached prospectus and in our other filings with the SEC.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Altria Group, Inc.

6601 West Broad Street

Richmond, Virginia 23230

Attention: Corporate Secretary

Telephone: (804) 274-2200

LEGAL MATTERS

The validity of the notes and guarantees will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York, and for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York. Eversheds Sutherland (US) LLP, Washington, D.C., is also representing us with respect to United States federal tax laws.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of our internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Current Report on Form 8-K, dated January 28, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of ABI as of December 31, 2019 and for the year ended December 31, 2019, and the adjustments to the 2018 and 2017 consolidated financial statements to retrospectively reflect the classification of ABI’s Australian operations as assets held for sale, liabilities associated with assets held for sale and presentation of the results as discontinued operations, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Report of Management on Internal Control over Financial Reporting) as of December 31, 2019 incorporated in this prospectus supplement by reference to ABI’s Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL (Sint-Stevens-Woluwe, Belgium) is a member of the Institut des Réviseurs d’Entreprises / Instituut der Bedrijfsrevisoren.

The consolidated financial statements of ABI for the years ended December 31, 2018 and 2017 (before the effects of the retrospective adjustments for the discontinued operations discussed in Note 22 to the 2019 consolidated financial statements of ABI) (not separately presented herein) have been audited by Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the 2018 and 2017 consolidated financial statements of ABI before the retrospective adjustments for the discontinued operations discussed in Note 22 to the 2019 consolidated financial statements of ABI). The retrospective adjustments to the consolidated financial statements of ABI for the years ended December 31, 2018 and 2017 for the discontinued operations discussed in Note 22 to the 2019 consolidated financial statements of ABI have been audited by other auditors. The consolidated financial statements of ABI for the years ended December 31, 2018 and 2017 incorporated by reference in this prospectus supplement have been so incorporated in reliance upon the reports of Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA and PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL given upon their authority as experts in accounting and auditing.

PROSPECTUS

Altria Group, Inc.

Debt Securities

Warrants to Purchase Debt Securities

Philip Morris USA Inc.

Guarantees of Debt Securities

Altria Group, Inc. may offer from time to time debt securities or warrants to purchase debt securities. Philip Morris USA Inc., a wholly owned subsidiary of Altria, may guarantee Altria’s debt securities as described in this prospectus or any accompanying prospectus supplement. We will provide the specific terms of the securities in one or more supplements to this prospectus. This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and in any accompanying prospectus supplement, carefully before you invest.

Investing in the securities involves risks. See “Risk Factors ” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 30, 2020

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement or in any related free writing prospectus. We have not authorized anyone to provide you with different information. This document may only be used where it is legal to sell these securities. You should only assume that the information contained or incorporated by reference in this prospectus or in any accompanying prospectus supplement or any related free writing prospectus is accurate as of the respective date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using an automatic shelf registration statement, we may, at any time and from time to time, sell debt securities, which may or may not be guaranteed, and warrants to purchase debt securities under this prospectus in one or more offerings in an unlimited amount. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

To understand the terms of our securities, you should carefully read this document and the applicable prospectus supplement. Together, they provide the specific terms of the securities we are offering. You should also read the documents we have referred you to under “Where You Can Find More Information” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read at the SEC’s website as described under “Where You Can Find More Information.”

References in this prospectus to “Altria,” the “company,” “we,” “us” and “our” refer to Altria Group, Inc. and its subsidiaries, unless otherwise specified or unless otherwise required. References to “PM USA” refer to Philip Morris USA Inc., a wholly owned subsidiary of Altria.

References herein to “$,” “dollars” and “U.S. dollars” are to United States dollars, and financial data included or incorporated by reference herein have been presented in accordance with accounting principles generally accepted in the United States of America.

Trademarks and service marks related to Altria referenced in this document are the property of Altria or its subsidiaries or are used with permission.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Pursuant to the requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov or at our website at www.altria.com (as noted below, the information contained in, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus or part of any prospectus supplement).

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

We incorporate by reference the following documents that we previously filed with the SEC (other than information in any such document that is “furnished” and not “filed” with the SEC), all of which are filed under SEC File No. 1-08940:

•

our Annual Report on Form 10-K for the year ended December  31, 2019 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April  2, 2020, as amended by our Supplement to Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2020, incorporated by reference therein) and Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on May 19, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020; and

•

our Current Reports on Form 8-K filed with the SEC on January   30, 2020 (Items 1.01 and 8.01), January 30, 2020 (Item 8.01), February 28, 2020 (Item 5.02), March 13, 2020 (Item 5.03), March 20, 2020 (Item 5.02), March 26, 2020 (Item 2.03), April 2, 2020 (Item 8.01), April  17, 2020 (Items 5.02 and 5.03), May  6, 2020 (Item 8.01), May  18, 2020 (Items 5.02, 5.03 and 5.07), August  21, 2020 (Item 5.02), October  13, 2020 (Item 5.02) and October 30, 2020 (Item 5.02).

These documents contain important information about our business, the risks we face and our financial performance.

We also incorporate by reference any future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of the filing of the registration statement and prior to the termination of the offering, all of which will be filed under SEC File No. 1-08940. Our future filings with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other filings with the SEC.

You may obtain a free copy of these filings from us by telephoning or writing to us at the following address and telephone number:

Altria Group, Inc.

6601 West Broad Street

Richmond, Virginia 23230

Attention: Corporate Secretary

Telephone: (804) 274 - 2200

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Some of the information included or incorporated by reference in this prospectus and the applicable prospectus supplement contains forward-looking statements. You can identify these forward-looking statements by use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “forecasts,” “intends,” “projects,” “goals,” “objectives,” “guidance,” “targets” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts.

We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans, estimates and assumptions. Achievement of future results is subject to risks, uncertainties and assumptions that may prove to be inaccurate. Should known or unknown risks or uncertainties materialize, or should underlying estimates or assumptions prove inaccurate, actual results could vary materially from those anticipated, estimated or projected. You should bear this in mind as you consider forward-looking statements and whether to invest in or remain invested in our securities. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we are identifying important factors in the documents incorporated by reference that, individually or in the aggregate, could cause actual results and outcomes to differ materially from those contained in, or implied by, any forward-looking statements made by us; any such statement is qualified by reference to these cautionary statements. We elaborate on these and other risks we face in the documents incorporated by reference. You should understand that it is not possible to predict or identify all risk factors. Consequently, you should not consider risks discussed in the documents incorporated by reference to be a complete discussion of all potential risks or uncertainties. We do not undertake to update any forward-looking statement that we may make from time to time except as required by applicable law.

THE COMPANY

General

We are a holding company incorporated in the Commonwealth of Virginia in 1985. Our wholly owned subsidiaries include PM USA, which is engaged in the manufacture and sale of cigarettes in the United States (including super premium cigarettes previously manufactured and sold by Sherman Holdings, LLC and its subsidiaries); John Middleton Co., which is engaged in the manufacture and sale of machine-made large cigars and pipe tobacco and is a wholly owned subsidiary of PM USA; UST LLC, which through its wholly owned subsidiaries, including U.S. Smokeless Tobacco Company LLC and Ste. Michelle Wine Estates Ltd., or Ste. Michelle, is engaged in the manufacture and sale of moist smokeless tobacco and snus products and wine; and Philip Morris Capital Corporation, which maintains a portfolio of finance assets, substantially all of which are leveraged leases. We also own an 80% interest in Helix Innovations LLC, which is engaged in the manufacture and sale of oral nicotine pouches. Our other wholly owned subsidiaries include Altria Group Distribution Company, which provides sales and distribution services to certain of our operating subsidiaries, and Altria Client Services LLC, which provides various support services in areas such as legal, regulatory, consumer engagement, finance, human resources and external affairs to us and our subsidiaries.

At September 30, 2020, we had a 10.0% ownership in Anheuser-Busch InBev SA/NV, or ABI, a 35% economic interest in JUUL Labs, Inc., and a 44% ownership interest in Cronos Group Inc.

The brand portfolios of our tobacco operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal® and on!®. Ste. Michelle produces and markets premium wines sold under various labels, including Chateau Ste. Michelle®, 14 Hands® and Stag’s Leap Wine Cellars™, and it imports and markets Antinori®, Champagne Nicolas Feuillatte™ and Villa Maria Estate™ products in the United States.

Our principal executive offices are located at 6601 West Broad Street, Richmond, Virginia 23230, our telephone number is (804) 274-2200 and our website is www.altria.com. The information contained in, or that can be accessed through, our website is not and shall not be deemed to be a part of this prospectus or any prospectus supplement.

Other

We are a legal entity separate and distinct from our subsidiaries. Accordingly, our right, and thus the right of our creditors and shareholders, to participate in any distribution of the assets or earnings of any subsidiary is subject to the prior claims of creditors of such subsidiary, except to the extent that claims of our company itself as a creditor may be recognized. Because we are a holding company, our access to the operating cash flows of our wholly owned subsidiaries, including funds to make payment on the debt securities, consists of cash received from our subsidiaries through the payment of dividends and distributions, and the payment of interest on intercompany loans. In addition, we receive cash dividends on our interest in ABI and will continue to do so as long as ABI pays dividends. Our subsidiaries have no obligation to pay any amounts due pursuant to the debt securities, other than PM USA through its guarantees, if any, of the debt securities. Our significant wholly owned subsidiaries currently are not limited by long-term debt or other agreements in their ability to pay cash dividends or make other distributions with respect to their equity interests.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as any risk factors we may describe in any subsequent periodic reports or information we file with the SEC. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless we otherwise state in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities and debt warrants and the net proceeds, if any, from the exercise of debt warrants, for general corporate purposes. General corporate purposes may include repayment of debt, additions to working capital, capital expenditures, investments in our subsidiaries, possible acquisitions and the repurchase, redemption or retirement of securities, including shares of our common stock. The net proceeds may be temporarily invested or applied to repay short-term or revolving debt prior to use.

We expect to issue long-term and short-term debt from time to time. The nature and amount of our long-term and short-term debt and the proportionate amount of each can be expected to vary from time to time as a result of business requirements, market conditions and other factors.

DESCRIPTION OF DEBT SECURITIES

The debt securities covered by this prospectus will be our direct unsecured obligations. The debt securities will be issued in one or more series under an indenture, dated as of November 4, 2008, among us, PM USA and Deutsche Bank Trust Company Americas, as trustee.

This prospectus briefly describes the material indenture provisions. Those descriptions are qualified in all respects by reference to the actual text of the indenture. For your reference, in the summary that follows, we have included references to section numbers of the indenture so that you can more easily locate these provisions. In cases where portions of the summary are taken from more than one section of the indenture, we have referred only to the section of the indenture that is principally applicable to that part of the summary. The indenture is listed as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to access a copy. You should also refer to the Trust Indenture Act of 1939, or the Trust Indenture Act, certain terms of which are made part of the indenture by reference.

The material financial, legal and other terms particular to debt securities of each series will be described in the prospectus supplement relating to the debt securities of that series. The prospectus supplement relating to the debt securities of the series will be attached to the front of this prospectus. The following briefly summarizes the material provisions of the indenture and the debt securities, other than pricing and related terms that will be disclosed in an accompanying prospectus supplement. The prospectus supplement will also state whether any of the terms summarized below do not apply to the series of debt securities being offered. You should read the more detailed provisions of the indenture, including the defined terms, for provisions that may be important to you. You should also read the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.

Prospective purchasers of debt securities should be aware that special United States federal income tax, accounting and other considerations not addressed in this prospectus may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

Capitalized terms used below are defined under “Defined Terms.” In this “Description of Debt Securities” section, references to “we,” “us” and “our” are only to Altria Group, Inc. and not its subsidiaries.

General

The indenture does not limit the amount of debt we may issue under the indenture and provides that additional debt securities may be issued up to the aggregate principal amount authorized by a board resolution. In addition, the indenture does not limit our ability or the ability of our subsidiaries to incur additional debt. We may issue the debt securities from time to time in one or more series with the same or various maturities, at par, at a discount or at a premium. The prospectus supplement relating to any debt securities being offered will include specific terms relating to the offering, including the particular amount, price and other terms of those debt securities. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or their manner of determination;

•	if the debt securities will bear interest:

•	the interest rate or rates;

•	the date or dates from which any interest will accrue;

•	the interest payment dates for the debt securities; and

•	the regular record date for any interest payable;

or, in each case, their method of determination;

•	the place or places where the principal of, and any premium and interest on, the debt securities will be payable;

•

the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms on which any of the debt securities may be redeemed, in whole or in part at our option, and any remarketing arrangements;

•

the terms on which we would be required to redeem, repay or purchase debt securities required by any sinking fund, mandatory redemption or similar provision; and the period or periods within which, the price or prices at which, the currency or currency unit in which and the terms and conditions on which the debt securities will be so redeemed or purchased in whole or in part;

•	if denominations other than $1,000 or any integral multiple of $1,000, the denominations in which the debt securities will be issued;

•

the portion of the principal amount of the debt securities that is payable on the declaration of acceleration of the maturity, if other than their entire principal amount; these debt securities could include original issue discount, or OID, debt securities or indexed debt securities, which are each described below;

•	any trustees, paying agents, transfer agents, registrars, depositaries or similar agents with respect to the debt securities;

•	currency or currency units in which the debt securities will be denominated and payable, if other than U.S. dollars;

•

whether the amounts of payments of principal of, and any premium and interest on, the debt securities are to be determined with reference to an index, formula or other method, and if so, the manner in which such amounts will be determined;

•

whether the debt securities will be issued in whole or in part in the form of global debt securities and, if so, the depositary, if any, for the global debt securities, whether permanent or temporary (including the circumstances under which any temporary global debt securities may be exchanged for definitive debt securities);

•	whether the debt securities will be convertible or exchangeable into other of our or another company’s securities and the terms and conditions of any such conversion or exchange;

•	whether debt securities will be guaranteed by PM USA, and if so, the terms and conditions of such guarantee;

•

any special tax implications of the debt securities, including whether and under what circumstances, if any, we will pay additional amounts under any debt securities held by a person who is not a United States person for tax payments, assessments or other governmental charges and whether we have the option to redeem the debt securities which are affected by the additional amounts instead of paying the additional amounts;

•	the form of the debt securities;

•	whether and to what extent the debt securities are subject to defeasance on terms different from those described under the heading “Defeasance;”

•	if the debt securities bear no interest, any dates on which lists of holders of these debt securities must be provided to the trustee;

•	any addition to, or modification or deletion of, any event of default or any covenant specified in the indenture; and

•	any other specific terms of the debt securities. (Section 301)

We may issue debt securities as OID debt securities. OID debt securities bear no interest or bear interest at below-market rates and are sold at a discount below their stated principal amount. If we issue OID debt securities, the prospectus supplement will contain the issue price of the debt securities and the rate at which and the date from which the discount will accrete.

We may also issue indexed debt securities. Payments of principal of, and any premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units, to the price of one or more specified securities or commodities, to one or more securities or commodities exchange indices or other indices or by other similar methods or formulas, all as specified in the prospectus supplement.

We may issue debt securities other than the debt securities described in this prospectus. There is no requirement that any other debt securities that we issue be issued under the indenture. Thus, any other debt securities that we issue may be issued under other indentures or documentation containing provisions different from those included in the indenture or applicable to one or more issues of the debt securities described in this prospectus. (Section 301)

Guarantee

If the applicable prospectus supplement relating to a series of debt securities provides that those debt securities will have the benefit of the guarantee by PM USA, payment of the principal, premium, if any, and interest on those debt securities will be guaranteed on an unsecured, unsubordinated basis by PM USA. The guarantee of debt securities will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of PM USA. See “Description of Guarantees of Debt Securities” below.

Consolidation, Merger or Sale

Under the indenture, neither we nor PM USA may consolidate with or merge into any other corporation or convey or transfer our respective properties and assets substantially as an entirety to any person unless:

•

the corporation formed by such consolidation or into which we or PM USA, as applicable, are merged or the person which acquires by conveyance or transfer our or PM USA’s, as applicable, properties and assets substantially as an entirety is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia and expressly assumes, by a supplemental indenture, payment of the principal of and any premium and interest (including any additional amounts payable) on all the debt securities and the performance of every covenant of the indenture, or the guarantee of any series of debt securities, on the part of us or PM USA, as the case may be, to be performed;

•

after giving effect to the transaction, no Event of Default with respect to any series of debt securities, and no event which, after notice or lapse of time or both, would become an Event of Default, will have happened and be continuing;

•

the successor corporation assuming the debt securities agrees, by supplemental indenture, to indemnify the individuals liable therefor for the amount of United States federal estate tax paid solely as a result of such assumption in respect of debt securities held by individuals who are not citizens or residents of the United States at the time of their death; and

•

we or PM USA, as the case may be, deliver to the trustee an officers’ certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance or transfer and the supplemental indenture comply with these provisions. (Section 801) The successor corporation will assume all of our or PM USA’s, as applicable, obligations under the indenture and, in the case of PM USA, any guarantee agreement relating to any outstanding debt securities that are guaranteed by PM USA, as if such successor were an original party to the indenture or such guarantee. After assuming such obligations, the successor corporation will have all of our or PM USA’s, as applicable, rights and powers under the indenture or such guarantee. (Section 802)

Waivers Under the Indenture

Under the indenture, the holders of more than 50% in principal amount of the outstanding debt securities of any particular series, may on behalf of the holders of all the debt securities of that series:

•	waive our compliance with certain covenants of the indenture; and (Section 1009)

•	waive any past default under the indenture, except:

•	a default in the payment of the principal of, or any premium or interest on, any debt securities of that series; and

•

a default with respect to a covenant or provision of the indenture which itself cannot be modified or amended without the consent of the holder of each affected debt security of that series. (Section 513)

Events of Default

When we use the term “Event of Default” in the indenture with respect to a particular series of debt securities, we mean any of the following:

•	we fail to pay any installment of interest on any debt security of that series for 30 days after payment was due;

•	we fail to make payment of the principal of, or any premium on, any debt security of that series when due;

•	we fail to make any sinking fund payment when due with respect to debt securities of that series;

•

we fail to perform, or breach, any other covenant or warranty in respect of any debt security of that series contained in the indenture or in such debt securities or in the applicable board resolution under which such series is issued and this failure or breach continues for 90 days after we receive written notice of it from the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series;

•	we or a court take certain actions relating to bankruptcy, insolvency or reorganization of our company; or

•	any other event of default that may be specified for the debt securities of the series or in the board resolution with respect to the debt securities of that series. (Section 501)

The supplemental indenture or the form of security for a particular series of debt securities may include additional Events of Default or changes to the Events of Default described above. The Events of Default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

A default with respect to a single series of debt securities under the indenture will not necessarily constitute a default with respect to any other series of debt securities issued under the indenture. A default under our other indebtedness will not be a default under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except for defaults that involve our failure to pay principal or any premium or interest, if it determines in good faith that the withholding of notice is in the interest of the holders. (Section 602)

If an Event of Default for any series of debt securities occurs and continues (other than an Event of Default involving our bankruptcy, insolvency or reorganization), either the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may require us upon notice in writing to us, to repay immediately the entire principal (or, in the case of (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities), of all the debt securities of such series together with accrued interest on the debt securities.

If an Event of Default occurs that involves our bankruptcy, insolvency or reorganization, then all unpaid principal amounts (or, if the debt securities are (a) OID debt securities, a lesser amount as may be provided in those OID debt securities or (b) indexed debt securities, an amount determined by the terms of those indexed debt securities) of all the debt securities of such series together with accrued interest on the debt securities and accrued interest on all debt securities of each series then outstanding will immediately become due and payable, without any action by the trustee or any holder of debt securities. (Section 502)

Subject to certain conditions, the holders of a majority in principal amount of the outstanding debt securities of a series may rescind a declaration of acceleration if all Events of Default, other than the failure to pay principal or interest due solely because of the declaration of acceleration, have been cured or waived. (Section 502)

Other than its duties in case of an Event of Default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity satisfactory to it. (Section 507) The holders of a majority in principal amount outstanding of any series of debt securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. (Section 512)

The indenture requires us to file each year with the trustee, an officer’s certificate that states that:

•	the signing officer has supervised a review of our activities during such year and performance under the indenture; and

•	to the best of his or her knowledge, based on the review, we comply with all conditions and covenants of the indenture. (Section 1005)

A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. New York statutory law provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree. If a court requires a conversion to be made on a date other than a judgment date, the indenture requires us to pay additional amounts necessary to ensure that the amount paid in U.S. dollars to a holder is equal to the amount due in such foreign currency or currency unit. (Section 515)

Notwithstanding the foregoing, the indenture provides that, to the extent elected by us, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations in the indenture will, for the first 120 days after the occurrence of such an Event of Default, consist exclusively of the right for holders of each series of debt securities with respect to which we elect to pay additional interest to receive additional interest on the debt securities of that particular series at an annual rate equal to 0.25% of the principal amount of the debt securities of such series. If we so elect, this additional interest will accrue on all outstanding debt securities with respect to which we elect to pay additional interest from and including the date on which the Event of Default relating to the failure to comply with the reporting obligations in the indenture first occurs to but not including the 120th day thereafter (or such earlier date on which such Event of Default is cured or waived by holders as provided above). On such 120th day (or earlier, if the Event of Default relating to the reporting obligations under the indenture is cured or waived by holders as provided above prior to such 120th day), the additional interest will cease to accrue and, if the Event of Default relating to reporting obligations under the indenture has not been cured or waived prior to such 120th day, the debt securities will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of debt securities in the event of the occurrence of any other Event of Default. If we do not elect to pay the additional interest upon an Event of Default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest on the debt securities in accordance with the immediately preceding paragraph, we must notify all holders of debt securities of such series and the trustee and paying agent of such election on or before the close of business on the date on which such Event of Default first occurs. (Section 502)

Payment and Transfer

We will pay the principal of, and any premium and interest on, debt securities at the place or places that we will designate for such purposes. We will make payment to the persons in whose names the debt securities are registered on the close of business on the day or days that we will specify in accordance with the indenture. We will pay the principal of, and any premium on, debt securities only against surrender of those debt securities. Any other payments will be made as set forth in the applicable prospectus supplement. Holders may transfer or exchange debt securities at the corporate trust office of the trustee or at any other office or agency, maintained for such purposes, without the payment of any service charge except for any tax or governmental charge. (Section 307)

Restrictive Covenants

The indenture includes the following restrictive covenants:

Limitations on Liens

The indenture limits the amount of liens that we or our Subsidiaries may incur or otherwise create, in order to secure indebtedness for borrowed money, upon any Principal Facility or any shares of capital stock that any of our Subsidiaries owning any Principal Facility has issued to us or any of our Subsidiaries. If we or any of our Subsidiaries incur such liens, then we will secure the debt securities and, in the case of liens upon any Principal Facility owned or leased by PM USA, then PM USA will secure the guarantee of the debt securities to the same extent and in the same proportion as the debt that is secured by such liens. This covenant does not apply, however, to any of the following:

•

in the case of a Principal Facility, liens incurred in connection with the issuance by a state or political subdivision thereof of any securities the interest on which is exempt from federal income taxes by virtue of Section 103 of the Internal Revenue Code of 1986, as amended, or any other laws or regulations in effect at the time of such issuance;

•	liens existing on the date of the indenture;

•

liens on property or shares of capital stock existing at the time we or any of our Subsidiaries acquire such property or shares of stock (including acquisition through merger, share exchange or consolidation) or securing the payment of all or part of the purchase price, construction or improvement thereof incurred prior to, at the time of, or within 180 days after the later of the acquisition, completion of construction or improvement or commencement of full operation of such property for the purpose of financing all or a portion of such purchase or construction or improvement; or

•

liens for the sole purpose of extending, renewing or replacing in whole or in part the indebtedness secured by any lien referred to in the foregoing three bullet points or in this bullet point; provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property that secured the lien so extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing, we and/or any of our Subsidiaries may create, assume or incur liens that would otherwise be subject to the restriction described above, without securing debt securities issued under the indenture equally and ratably, if the aggregate value of all outstanding indebtedness secured by the liens plus the value of Sale and Leaseback Transactions does not at the time exceed 5% of Consolidated Net Tangible Assets. (Section 1007)

At September 30, 2020, our Consolidated Net Tangible Assets were $20.5 billion.

Sale and Leaseback Transactions

A Sale and Leaseback Transaction by us or any of our Subsidiaries of any Principal Facility is prohibited unless, within 180 days of the effective date of the arrangement, an amount equal to the greater of the net proceeds of the sale of the property leased pursuant to the Sale and Leaseback Transaction or the fair value of the property at the time of entering into the Sale and Leaseback Transaction as determined by our board of directors (“value”) is applied by us to the retirement of non-subordinated indebtedness for money borrowed with more than one year stated maturity, including our debt securities, except that such sales and leasebacks are permitted to the extent that the “value” thereof plus the other secured debt referred to in the penultimate paragraph above in the subsection entitled “Restrictive Covenants—Limitations on Liens” does not at the time exceed 5% of our Consolidated Net Tangible Assets. (Section 1008)

There are no other restrictive covenants in the indenture. The indenture does not require us to maintain any financial ratios, minimum levels of net worth or liquidity or restrict the incurrence of indebtedness, the makeup of asset sales, the payment of dividends, the making of other distributions on our capital stock or the redemption or purchase of our capital stock. Moreover, the indenture does not contain any provision requiring us to repurchase or redeem any debt securities or debt warrants or modify the terms thereof or afford the holders thereof any other protection in the event of our change of control, any highly leveraged transaction or any other event involving us that may materially adversely affect our creditworthiness or the value of the debt securities or debt warrants.

Defined Terms

We define “Consolidated Capitalization” as the total of all the assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) current liabilities, including liabilities for indebtedness maturing more than 12 months from the date of the original creation thereof, but maturing within 12 months from the date of such consolidated balance sheet, and (b) deferred income tax liabilities appearing on such consolidated balance sheet. (Section 101)

We define “Consolidated Net Tangible Assets” as the excess over current liabilities of all assets appearing on our most recent quarterly or annual consolidated balance sheet, less (a) goodwill and other intangible assets and (b) the minority interests of others in Subsidiaries. (Section 101)

We define “Principal Facility” as any facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or production and located in the United

States, owned or leased pursuant to a capital lease by us or any Subsidiary, that has a gross book value (without deduction of any depreciation reserve) on the date as of which the determination is being made exceeding 2% of Consolidated Capitalization. (Section 1007)

We define a “Sale and Leaseback Transaction” as the sale or transfer of a Principal Facility now owned or hereafter acquired with the intention of taking back a lease of the property, except a lease for a temporary period of less than three years, including renewals, with the intent that the use by us or any Subsidiary will be discontinued on or before the expiration of such period. (Section 1008)

We define “Subsidiaries” as any corporation of which at least a majority of all outstanding stock or other interests having ordinary voting power in the election of directors, managers or trustees (without regard to the occurrence of any contingency) thereof is at the time, directly or indirectly, owned or controlled by us or by one or more Subsidiaries or by us and one or more Subsidiaries. (Section 101)

Global Securities

We may issue the debt securities in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement.

We may issue the global securities in either temporary or permanent form. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities in the applicable prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants.

The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary’s participants or persons that may hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Those laws may limit the market for beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture. Except as provided in the applicable prospectus supplement, owners of beneficial interests in a global security:

•	will not be entitled to have securities represented by global securities registered in their names;

•	will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

•	will not be considered owners or holders of these debt securities under the indenture.

Payments of principal of, and any premium and interest on, the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee as the registered owner of that global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests, and each of us and the trustee may act or refrain from acting without liability on any information provided by the depositary. (Section 308)

We expect that the depositary, after receiving any payment of principal of, and any premium and interest on, a global security, will immediately credit the accounts of the participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

Debt securities represented by a global security will be exchangeable for debt securities in definitive form of like tenor in authorized denominations only if:

•	the depositary notifies us that it is unwilling or unable to continue as the depositary and a successor depositary is not appointed by us within 90 days;

•	we deliver to the trustee for securities of such series in registered form a company order stating that the securities of such series shall be exchangeable; or

•	an Event of Default has occurred and is continuing with respect to securities of such series.

Unless and until a global security is exchanged in whole or in part for debt securities in definitive certificated form, it may not be transferred or exchanged except as a whole by the depositary.

You may transfer or exchange certificated debt securities at any office that we maintain for this purpose in accordance with the terms of the indenture. We will not charge a service fee for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that we are required to pay in connection with a transfer or exchange. (Section 305)

Registration of Transfer

You may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

We are not required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day we transmit a notice of redemption of the debt securities of the series selected for redemption and ending at the close of business on the day of the transmission; or

•	register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (Section 305)

Exchange

At your option, you may exchange your debt securities of any series, except a global security, for an equal principal amount of other debt securities of the same series having authorized denominations upon surrender to our designated agent.

We may at any time exchange debt securities issued as one or more global securities for an equal principal amount of debt securities of the same series in definitive form. In this case, we will deliver to the holders new debt securities in definitive registered form in the same aggregate principal amount as the global securities being exchanged.

The depositary of the global securities may also decide at any time to surrender one or more global securities in exchange for debt securities of the same series in definitive form, in which case we will deliver the new debt securities in definitive form to the persons specified by the depositary, in an aggregate principal amount equal to, and in exchange for, each person’s beneficial interest in the global securities.

Notwithstanding the above, we will not be required to exchange any debt securities if, as a result of the exchange, we would suffer adverse consequences under any United States law or regulation. (Section 305)

Defeasance

Legal Defeasance

Unless otherwise specified in the prospectus supplement, we can legally release ourselves from all of our obligations, with certain limited exceptions, on any series of debt securities. This is called legal defeasance. In order to achieve legal defeasance:

•

we must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash, in the opinion of an internationally recognized firm of independent public accountants, to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•

we have delivered to the trustee an opinion of counsel confirming that (1) we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or (2) since the issuance date of the debt securities, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fifth bullet point under “—Events of Default” shall have occurred and be continuing on the 123rd day after the date of such deposit;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the legal defeasance have been complied with.

Covenant Defeasance

Unless specified in the prospectus supplement, we can make the same type of deposit described above under “—Defeasance—Legal Defeasance” and be released from the restrictive covenants on any series of debt securities. This is called covenant defeasance. In order to achieve covenant defeasance:

•

we must deposit, or cause to be deposited, in trust for the benefit of all holders of that series of debt securities an amount of cash in the currency or currency unit in which that series of debt securities is payable, direct obligations of the government that issued the currency in which that series of debt securities is payable or a combination thereof that will generate sufficient cash, in the opinion of an internationally recognized firm of independent accountants, to make interest, principal, premium and any other payments on that series of debt securities on their due date or redemption date;

•

we have delivered to the trustee an opinion of counsel confirming that holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

no Event of Default or event that with the giving of notice or passage of time, or both, would become an Event of Default shall have occurred and be continuing at the time of the deposit described above and no Event of Default described in the fifth bullet point under “—Events of Default” shall have occurred and be continuing on the 123rd day after the date of such deposit;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which we are a party or by which we are bound; and

•

we have delivered to the trustee an officers’ certificate and an opinion of counsel in each stating that all conditions precedent provided for or relating to the covenant defeasance have been complied with.

If we accomplish covenant defeasance, the following provisions, among others, of the indenture and the debt securities would no longer apply:

•	our promises previously described under “—Restrictive Covenants—Limitation on Liens;”

•	our promises previously described under “—Restrictive Covenants—Sale and Leaseback Transactions;”

•	the events of default relating to breach of such covenants, described under “—Events of Default;” and

•	certain other covenants applicable to the series of debt securities and described in the prospectus supplement. (Sections 402-404)

Payments of Unclaimed Moneys

Moneys deposited with the trustee or any paying agent for the payment of principal of, or any premium and interest on, any debt securities that remain unclaimed for two years will be repaid to us at our request, unless the law requires otherwise. If this happens and you want to claim these moneys, you must look to us and not to the trustee or paying agent. (Section 409)

Supplemental Indentures Not Requiring Consent of Holders

Without the consent of any holders of debt securities, we, PM USA and the trustee may supplement the indenture, among other things, to:

•	pledge property to the trustee as security for the debt securities;

•

reflect that another entity has succeeded us or PM USA and assumed our or PM USA’s covenants and obligations under the debt securities and the indenture and, in the case of PM USA, any guarantee in respect of the debt securities;

•

cure any ambiguity or inconsistency in the indenture or in the debt securities or make any other provisions necessary or desirable, as long as the interests of the holders of the debt securities are not adversely affected in any material respect;

•	establish the form and terms of any series of debt securities as provided in the indenture;

•

add to our or PM USA’s covenants further covenants for the benefit of the holders of debt securities, and if the covenants are for the benefit of less than all series of debt securities, stating which series are entitled to benefit;

•	add any additional event of default and if the new event of default applies to fewer than all series of debt securities, stating to which series it applies;

•	change the trustee or provide for an additional trustee;

•	reflect the release of PM USA with respect to its guarantee of any series of debt securities under the terms of the indenture and the provisions of the applicable guarantee agreement; or

•	modify the indenture in order to continue its qualification under the Trust Indenture Act or as may be necessary or desirable in accordance with amendments to that Act. (Section 901)

Supplemental Indentures Requiring Consent of Holders

With the consent of the holders of more than 50% in aggregate principal amount of the debt securities of each series then outstanding that would be affected by a modification of the indenture, the indenture permits us, PM USA and the trustee to supplement the indenture or modify in any way the terms of the indenture or the rights of the holders of the debt securities of such series. However, without the consent of each holder of all of the debt securities affected by that modification, we, PM USA and the trustee may not:

•	modify the maturity date of, or any installment of principal or interest on, any debt security, or reduce the principal of, or premium on, or change the stated final maturity of, any debt security;

•

in the case of any debt securities that are entitled to the benefits of any guarantee of PM USA, release PM USA from any of its obligations under such guarantee otherwise than in accordance with the terms of the indenture and the applicable guarantee agreement;

•	reduce the rate of or change the time for payment of interest on any debt security or, in the case of OID debt securities, reduce the rate of accretion of the OID;

•	change any of our obligations to pay additional amounts under the indenture;

•	reduce or alter the method of computation of any amount payable upon redemption, repayment or purchase of any debt security by us, or the time when the redemption, repayment or purchase may be made;

•	make the principal or interest on any debt security payable in a currency other than that stated in the debt security or change the place of payment;

•

reduce the amount of principal due on an OID debt security upon acceleration of maturity or provable in bankruptcy or reduce the amount payable under the terms of an indexed debt security upon acceleration of maturity or provable in bankruptcy;

•	impair any right of purchase at the option of any holder of debt securities;

•

reduce the right of any holder of debt securities to receive or sue for payment of the principal or interest on a debt security that would be due and payable at the maturity thereof or upon redemption; or

•	reduce the percentage in principal amount of the outstanding debt securities required to supplement the indenture or to waive any of its provisions. (Section 902)

A supplemental indenture that modifies or eliminates a provision that has been included solely for the benefit of the holders of one or more series of debt securities will not affect the rights under the indenture of holders of other series of debt securities.

Redemption

The specific terms of any redemption of a series of debt securities will be contained in the prospectus supplement for that series. We must send notice of redemption to the holders at least 30 days but not more than 60 days prior to the redemption date. The notice will specify:

•	the redemption date;

•	the redemption price;

•	the place or places of payment;

•	the CUSIP or ISIN number of the debt securities being redeemed;

•	in the case of partial redemption, the principal amount being redeemed;

•	whether the redemption is pursuant to a sinking fund; and

•	that on the redemption date, interest, or, in the case of OID debt securities, original issue discount, will cease to accrue. (Section 1104)

On or before any redemption date, we will deposit an amount of money with the trustee or with a paying agent sufficient to pay the redemption price. (Section 1105)

If less than all the debt securities are being redeemed, we may select the particular series to be redeemed; if less than all the debt securities of a series are being redeemed, the trustee shall select the debt securities to be redeemed using a method it considers fair and appropriate. (Section 1103) After the redemption date, holders of debt securities which were redeemed will have no rights with respect to the debt securities except the right to receive the redemption price and any unpaid interest to the redemption date. (Section 1106)

Concerning the Trustee

Deutsche Bank Trust Company Americas is the trustee, registrar and paying agent under the indenture. Deutsche Bank Trust Company Americas or its affiliates makes loans to and performs certain other services for us and certain of our subsidiaries and affiliates. Among other services, Deutsche Bank Trust Company Americas or its affiliates provide us and our affiliates with investment banking and cash management services and investment custody account services, and participate in our credit facility.

Governing Law

The laws of the State of New York govern the indenture and will govern the debt securities. (Section 112)

DESCRIPTION OF DEBT WARRANTS

We may issue debt warrants in registered certificated form for the purchase of debt securities. We may issue debt warrants separately or together with any debt securities offered by any prospectus supplement. If issued together with any debt securities, debt warrants may be attached to or separate from such debt securities. Debt warrants will be issued under debt warrant agreements to be entered into between us and a bank or trust company, as debt warrant agent, all as set forth in the prospectus supplement relating to the particular issue of debt warrants. The debt warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A form of debt warrant agreement, including a form of debt warrant certificate, reflecting the particular terms and provisions of a particular issue of debt warrants, will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus is a part. See “Where You Can Find More Information” for information on how to access copies of any form of debt warrant agreement that has been filed. A summary of certain provisions of the debt warrant agreements and debt warrant certificates follows. You should read the more detailed provisions of the forms of debt warrant agreement and debt warrant certificate and any additional terms relating to the particular issue of debt warrants, which will be described in detail in the applicable prospectus supplement, for additional information before you buy any debt warrants.

General

The prospectus supplement will describe the terms of the debt warrants offered thereby, the debt warrant agreements relating to such debt warrants and the debt warrant certificates representing such debt warrants, including the following:

•	the offering price;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the designation and terms of the debt securities with which the debt warrants are issued and the number of debt warrants issued with each such debt security;

•	if applicable, the date on and after which the debt warrants and the related debt securities will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon such exercise, and any provisions for changes to or adjustments in the exercise price;

•	the date on which the right to exercise the debt warrants will commence and the date on which such right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time;

•	United States federal income tax consequences;

•	the identity of the debt warrant agent; and

•	any other terms of the debt warrants.

Debt warrant certificates may be exercised, and those that have been issued separately or, if issued together with debt securities, once detachable, may be exchanged for new debt warrant certificates of different denominations and may be presented for registration of transfer at the corporate trust office of the debt warrant agent or any other office indicated in the applicable prospectus supplement. A debt warrant certificate that is not immediately detachable from a debt security may be exchanged or transferred only with the debt securities to which it was initially attached, and only in connection with the exchange or transfer of such debt securities. Debt warrants for the purchase of debt securities will be in registered form only.

Exercise of Debt Warrants

Each debt warrant will entitle its holder to purchase for cash such principal amount of debt securities at such exercise price as will in each case be set forth in, or calculable from, the applicable prospectus supplement relating to the debt warrants. Each holder of a debt warrant may exercise it at any time up to 5:00 p.m., New York City time, on the debt warrant expiration date set forth in the applicable prospectus supplement. After such time, or such later date to which such debt warrant expiration date may be extended by us, unexercised debt warrants will be void.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

PM USA, which currently guarantees the indebtedness that Altria has incurred or may incur under substantially all of Altria’s existing debt instruments, may issue guarantees with respect to the debt securities. Any guarantees will be issued under the indenture and a guarantee agreement to be entered into by PM USA in favor of the trustee. A form of guarantee agreement is listed as an exhibit to the registration statement of which this prospectus is a part. A summary of certain provisions of the guarantee follows. The guarantee agreement reflecting the terms and provisions of a particular guarantee of a series of debt securities will be filed with the SEC in connection with the offering. See “Where You Can Find More Information” for information on how to access copies of any form of guarantee agreement that has been filed. You should read the more detailed provisions of the indenture and the guarantee agreement and any additional terms relating to the particular series of debt securities to which the guarantee relates, which will be described in detail in the applicable prospectus supplement, for additional information before you buy guaranteed debt securities.

General

Any guarantees issued under this prospectus for the benefit of holders of the underlying debt securities will include the following terms and conditions, plus any additional terms as specified in the accompanying prospectus supplement.

The guarantees will provide that PM USA fully and unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the underlying debt securities (“Obligations”), according to the terms of the debt securities and as more fully described in the indenture.

Subject to the termination, release and amendment provisions described below, the liability of PM USA under the PM USA guarantees shall be absolute and unconditional irrespective of:

•	any lack of validity, enforceability or genuineness of any provision of the indenture, the debt securities or any other agreement or instrument relating thereto;

•	any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the indenture;

•	any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the Obligations; or

•	any other circumstance that might otherwise constitute a defense available to, or a discharge of, Altria or PM USA.

The Obligations of PM USA under its guarantee of the debt securities will be limited to the maximum amount as will not result in PM USA’s obligations under the guarantee constituting a fraudulent transfer or conveyance, after giving effect to such maximum amount and all other contingent and fixed liabilities of PM USA that are relevant under Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the guarantee. For purposes hereof, “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

An Event of Default with respect to the underlying debt securities will constitute an event of default under the indenture and the applicable guarantee agreement, and will entitle the holders of the guarantee debt securities or the trustee to accelerate the obligations of PM USA under the indenture and the applicable guarantee agreement in the same manner and to the same extent as Altria’s obligations under the indenture.

Termination

PM USA will be unconditionally released and discharged from the obligations under the guarantee upon the earliest to occur of:

•	the date, if any, on which PM USA consolidates with or merges into us or any successor to us;

•	the date, if any, on which we or any successor to us consolidates with or merges into PM USA;

•	payment in full of the Obligations pertaining to such guarantee; and

•	the rating of our long-term senior unsecured debt by Standard & Poor’s Rating Services of “A” or higher.

Amendment

Except as provided (i) above under “Description of Debt Securities—Supplemental Indentures Requiring Consent of Holders” and (ii) in this paragraph, PM USA may amend the guarantee at any time for any purpose without the consent of the trustee or any holder of debt securities entitled to the benefits of PM USA’s guarantee. If such amendment adversely affects the rights of any holder of a series of debt securities entitled to the benefits of the guarantee, the prior written consent of the trustee, acting on the written direction of the holders of more than 50% in aggregate principal amount of such series of debt securities, will be required. If such amendment adversely affects the rights of the trustee, the prior written consent of the trustee will be required.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

•	directly to one or more purchasers;

•	through agents;

•	through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

The validity of the securities offered by this prospectus and any prospectus supplement will be passed upon for us by Hunton Andrews Kurth LLP, New York, New York. Eversheds Sutherland (US) LLP, Washington, D.C., is also representing us with respect to United States federal tax laws.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of ABI as of December 31, 2019 and for the year ended December 31, 2019, and the adjustments to the 2018 and 2017 consolidated financial statements to retrospectively reflect the classification of ABI’s Australian operations as assets held for sale, liabilities associated with assets held for sale and presentation of the results as discontinued operations, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Report of Management on Internal Control over Financial Reporting) as of December 31, 2019 incorporated in this prospectus by reference to ABI’s Annual Report on Form 20-F for the year ended December 31, 2019 have been so incorporated in reliance on the report of PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL (Sint-Stevens-Woluwe, Belgium) is a member of the Institut des Réviseurs d’Entreprises / Instituut der Bedrijfsrevisoren.

The consolidated financial statements of ABI for the years ended December 31, 2018 and 2017 (before the effects of the retrospective adjustments for the discontinued operations discussed in Note 22 to the 2019 consolidated financial statements of ABI) (not separately presented herein) have been audited by Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion on the 2018 and 2017 consolidated financial statements of ABI before the retrospective adjustments for the discontinued operations discussed in Note 22 to the 2019 consolidated financial statements of ABI). The retrospective adjustments to the consolidated financial statements of ABI for the years ended December 31, 2018 and 2017 for the discontinued operations discussed in Note 22 to the 2019 consolidated financial statements of ABI have been audited by other auditors. The consolidated financial statements of ABI for the years ended December 31, 2018 and 2017 incorporated by reference in this prospectus have been so incorporated in reliance upon the reports of Deloitte Bedrijfsrevisoren BV o.v.v.e. CVBA and PwC Bedrijfsrevisoren BV / Reviseurs d’Entreprises SRL given upon their authority as experts in accounting and auditing.

ALTRIA GROUP, INC.

$1,750,000,000 2.450% Notes due 2032

$1,500,000,000 3.400% Notes due 2041

$1,250,000,000 3.700% Notes due 2051

$1,000,000,000 4.000% Notes due 2061

Guaranteed by

Philip Morris USA Inc.

Joint Book-Running Managers

Credit Suisse	Deutsche Bank Securities	Mizuho Securities	Morgan Stanley

Senior Co-Managers

Barclays	Citigroup	Goldman Sachs & Co. LLC	J.P. Morgan

Santander	Scotiabank	US Bancorp	Wells Fargo Securities

Co-Managers

Academy Securities	IMI - Intesa Sanpaolo	Loop Capital Markets

PNC Capital Markets LLC	Siebert Williams Shank